                                                                     EXHIBIT 4.9






                         ECU Facility Agreement
                         MSV Resources Inc.
                         Campbell Resources Inc.
                         Meston Resources Inc.
                         RMB International (Dublin) Limited

                         and

                         RMB RESOURCES LIMITED












                         (FREEHILLS LOGO)










                         QV.1 Building 250 St Georges Terrace Perth Western Australia 6000 Australia
                         Telephone +61 8 9211 7777 Facsimile +61 8 9211 7878
                         www.freehills.com DX 104 Perth

                         SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE
                         Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR


                         Reference DAW:HTB:80736973

TABLE OF CONTENTS


Clause                                                                                             Page
                                                                                                   ----

1       DEFINITIONS AND INTERPRETATION                                                               1
1.1      Definitions                                                                                 1
1.2      Interpretation                                                                             15
1.3      Accounting Principles                                                                      16

2       CONDITIONS PRECEDENT                                                                        16
2.1      Conditions Precedent to issue of first ECU                                                 16
2.2      Conditions Precedent to the issue of all ECUs                                              18
2.3      Waiver of Conditions Precedent                                                             18
2.4      Certified Copies                                                                           18

3       ECU Facility                                                                                18
3.1      ECU Facility                                                                               18
3.2      ECU Notice                                                                                 19
3.3      Provision of Issue Price                                                                   19
3.4      Use of proceeds                                                                            19

4       CONVERSION                                                                                  19
4.1      Conversion by Holder                                                                       19
4.2      Early Redemption of ECUs by MSV                                                            20
4.3      Interest Conversion                                                                        21
4.4      Issue of Shares                                                                            21
4.5      Current Market Price                                                                       22
4.6      Conversion Sum                                                                             22
4.7      Restrictions on Conversion and Redemption                                                  23
4.8      Conversion in excess of Allocated Number of Shares                                         23
4.9      Ranking of Shares                                                                          24

5       BONUS ISSUES, RECONSTRUCTIONS, ETC                                                          24
5.1      Bonus Issues                                                                               24
5.2      Reconstruction of Capital                                                                  24
5.3      Offers to holders of Shares                                                                24
5.4      ECUs to survive merger etc                                                                 25
5.5      Takeovers                                                                                  25
5.6      Issue of shares under Stock Incentive Plans                                                26
5.7      Approval of the Exchange                                                                   26

6       ASSIGNMENT                                                                                  26
6.1      Transfer of ECUs                                                                           26
6.2      Assignment by a Transaction Party                                                          26
6.3      Assignment by the Agent                                                                    27
6.4      Participation permitted                                                                    27
6.5      Additional costs                                                                           27
6.6      Lending Office                                                                             27


                                       1
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



6.7      Disclosure                                                                                  27

7       REPAYMENT OF ISSUE PRICE, INTEREST AND RELATED MATTERS                                       27
7.1      Repayment of Issue Price and interest                                                       27
7.2      Interest                                                                                    28
7.3      Calculation of per annum interest rate                                                      28
7.4      Maximum interest payable                                                                    28
7.5      Payment of amounts - general                                                                29
7.6      Late payments                                                                               29
7.7      Place of payments                                                                           29
7.8      Taxes                                                                                       30
7.9      Return of ECU Certificates                                                                  30

8       REPRESENTATIONS AND WARRANTIES                                                               30
8.1      Representations and warranties                                                              30
8.2      Survival and Repetition                                                                     34
8.3      Reliance                                                                                    34
8.4      Term of representations and warranties                                                      34

9       UNDERTAKINGS                                                                                 34
9.1      Project related undertakings by MSV and the Guarantors                                      34
9.2      General undertakings by MSV and the Guarantors                                              37
9.3      Reporting                                                                                   39
9.4      Undertaking by Campbell in relation to Shares, listing, Securities Laws, etc                40
9.5      Post-closing registrations and other obligations                                            41
9.6      Term of covenants                                                                           42

10      EVENTS OF DEFAULT                                                                            42
10.1     Terms of Default                                                                            42
10.2     Effect of Default                                                                           44
10.3     Indemnity by MSV and the Guarantors                                                         44
10.4     Review events                                                                               44
10.5     Undertakings by Finance Parties on realization of Security                                  44

11      ILLEGALITY AND INCREASED COSTS                                                               45
11.1     Illegality                                                                                  45
11.2     Increased Cost                                                                              45

12      INDEMNITIES                                                                                  46
12.1     General indemnity                                                                           46
12.2     Foreign currency indemnity                                                                  46
12.3     Conversion of currencies                                                                    47
12.4     Continuing indemnities and evidence of loss                                                 47

13      FEES, TAX, COSTS AND EXPENSES                                                                48
13.1     Arrangement Fee                                                                             48
13.2     Commitment fee                                                                              48
13.3     Tax                                                                                         48



                                       2
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


13.4     Costs and expenses                                                                          48

14      SAVING PROVISIONS                                                                            49
14.1     No merger of security                                                                       49
14.2     Exclusion of moratorium                                                                     49
14.3     Powers                                                                                      49
14.4     Consents                                                                                    49
14.5     Principal obligations                                                                       49
14.6     Non-avoidance                                                                               50
14.7     Set-off authorised                                                                          50
14.8     Certificates of Agent and Holder                                                            50
14.9     No reliance or other obligations and risk assumption                                        50
14.10    Attorney                                                                                    51
14.11    Opinion of the Agent and Holder                                                             51

15      GENERAL                                                                                      51
15.1     Confidential information                                                                    51
15.2     Performance by the Agent of obligations                                                     52
15.3     Transaction Parties to bear cost                                                            52
15.4     Notices                                                                                     52
15.5     Governing law and jurisdiction                                                              53
15.6     Prohibition and enforceability                                                              53
15.7     Waiver and variation                                                                        54
15.8     Attorneys                                                                                   54
15.9     Counterparts                                                                                54
15.10    Language                                                                                    54
15.11    Superior force                                                                              54

16      PROVISIONS IN RELATION TO THE AGENT                                                          54
16.1     Agent not liable                                                                            54
16.2     Agent indemnity                                                                             55
16.3     Quebec Security                                                                             56


THIS AGREEMENT

                is made on                   2004 between the following parties:

                1.      MSV RESOURCES INC.
                        a company incorporated under the laws of the Province of Quebec of 1155, University Street, Suite 1405 Montreal H3B 3A7
                        Quebec, Canada
                        (MSV)

                2.      CAMPBELL RESOURCES INC.
                        a corporation incorporated under the federal laws of Canada
                        (CAMPBELL)

                        MESTON RESOURCES INC.
                        a company incorporated under the laws of the Province of Quebec
                        (MESTON)
                        both of 1155, University Street, Suite
                        1405 Montreal H3B 3A7 Quebec, Canada

                        (each a GUARANTOR, and together the GUARANTORS)

                4.      RMB INTERNATIONAL (DUBLIN) LIMITED
                        of 158 Shelbourne Road
                        Dublin 4 Ireland
                        (RMBI)

                5.      RMB RESOURCES LIMITED
                        a company incorporated under the laws of the United Kingdom of Two London Bridge
                        London SE1 9RA
                        United Kingdom
                        (AGENT)

RECITAL
                MSV, the Guarantors, RMBI and the Agent have agreed to enter into this agreement to record the terms on which RMBI has agreed to provide to MSV a facility for up to 8 exchangeable capital units of C$500,000 each.

THE PARTIES AGREE


1        DEFINITIONS AND INTERPRETATION

         1.1      DEFINITIONS
                  In this agreement, unless the context otherwise requires:

                  ALLOCATED NUMBER OF SHARES means:

                  (a)      7,834,074 Shares; less

                  (b) the number of Shares that have been issued as a result of a Conversion under the terms of this agreement;

                  AMOUNT OWING means the Principal Conversion Amount and all interest payable under this agreement which has not been Converted or paid;

                  ARRANGEMENT FEE means C$200,000;

                  AURAMET TRANSACTION means the transaction set out in the agreement entitled "Copper, Silver and Gold Purchase Agreement" between Meston, Campbell and Auramet Trading, LLC and the documents referred to in that agreement;

                  AUTHORISATION includes any consent, registration, filing, agreement, certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency;

                  AUTHORISED OFFICERS means in relation to:

                  (a) a Transaction Party, the President, the Vice President, a director or a company secretary for the time being;

                  (b) a Holder, the Agent or RMBI, a director, an associate director, a company secretary, a president, a vice-president, an officer whose title contains the word "director", "manager", "executive", "president" or "vice-president" or a person performing the functions of any of them, or in either case a person appointed by a party to act as an Authorised Officer for the purposes of the Facility or the Transaction Documents;

                  AVAILABILITY PERIOD means the period commencing on the date of satisfaction of the conditions precedent in clause 2.1 and ending on the earlier of:

                  (a)      the First Conversion Date; and

                  (b)      the date the first Redemption Notice is given;

                  BONUS ISSUE means an issue of shares by way of capitalisation of profits, reserves, share premium account or capital redemption reserve fund or in any other manner;

                  BONUS SHARES means Shares issued under a Bonus Issue;

                  BUSINESS DAY means a day on which banks are open for general banking business in London, Montreal, Toronto and Dublin excluding Saturdays, Sundays and public holidays;

                  C$ and CANADIAN DOLLARS means the lawful currency of Canada;

                  CAMPBELL GROUP means Campbell, MSV, Meston and Corporation Copper Rand Inc.;

                  CAMPBELL GROUP MEMBER means any member of the Campbell Group;

                  CAMPBELL HYPOTHEC means the hypothec granted by Campbell in favour of the Agent and RMBI dated on or about the date of this agreement;

                  CAMPBELL MILL means the gold processing plant owned by Meston which processes ore from the Joe Mann Mine and is, among other things, the subject of the Meston Hypothec;

                  CERTIFICATE means a share certificate or other document (which conforms with the Listing Rules) evidencing the legal ownership of a share listed on the Exchange;

                  COLLATERAL SECURITY means any present or future Encumbrance, Surety Obligation or other document or agreement created or entered into by MSV, another Transaction Party or another person as security for the payment of the Amount Owing;

                  COMMITMENT means the obligation of RMBI to subscribe for up to 8 ECUs, as that obligation may be reduced or cancelled in accordance with this agreement;

                  CONSTITUENT DOCUMENTS in relation to a company, means the memorandum and articles of association or other constituent documents of that company;

                  CONTROL in relation to Campbell includes having direct or indirect power, by any means at all:

                  (a) to control 20% or more of the total votes which might be cast at its general meeting;

                  (b) to elect or appoint a majority of its board of directors; or

                  (c)      to direct its management and policies;

                  CONVENTIONAL SECURITY means a conventional hypothec, a resolutory right, a right of redemption, a reservation of ownership, a trust and any security device or other real right, whether or not capable of registration, granted by agreement for the purpose of securing the performance of an obligation;

                  CONVERSION means conversion of the Issue Price of an ECU, or any interest on that Issue Price, to Shares, in accordance with the terms of this agreement, and CONVERT and like words have corresponding meanings;

                  CONVERSION DATE means the date on which a Holder is to Convert the Issue Price of an ECU, or any interest on that Issue Price, to Shares in accordance with the terms of this agreement, being the date nominated in a Conversion Notice given under clauses 4.1,4.2 or 7.2(b)(l);

                  CONVERSION NOTICE means a notice substantially in the form attached to the ECU Certificate;

                  CONVERSION PERIOD means the period beginning on the First Conversion Date and ending on the Final Conversion Date;

                  CONVERSION PRICE means C$0,574 per Share;

                  CONVERSION SUM means the amount determined in accordance with clause 4.6;

                  COPPER RAND PROJECT means the gold and copper project, located in the McKenzie Township in the Province of Quebec, and includes without limitation, all mining rights, all rights with respect to the areas the subject of those mining rights, Product, Authorisations, Environmental Approvals, mining information, buildings, works, workshops, facilities, improvements, structures, systems, fixtures, plant, machinery, tools and other movable property at any time used or intended for use in connection with or incidental to the exploration, mining, storage, transporting, processing and marketing of Product, and all associated facilities and infrastructure;

                  CURRENT MARKET PRICE means on a Conversion Date, the price determined in accordance with clause 4.5;

                  DECEMBER 2002 AGREEMENT means a royalty agreement dated 30 December 2002 (as amended by a termination agreement dated 1 January 2003 between Meston, MSV, Campbell, Promittere and others) between Meston, MSV, Campbell, Promittere and others which came into force on 31 December 2002, and which is referred to as the December 2002 Agreement in the MSV Titles Opinion and the Meston Titles Opinion;

                  DEFAULT means any event of default described in part 10;

                  DISCLOSURE DOCUMENTS means, in respect of Campbell, its:

                  (a)      Annual Report for the fiscal year ended 31 December
                           2003;

                  (b) Management Proxy Circular used in connection with the solicitation of proxies from the shareholders of Campbell in connection with the annual and special meeting of the shareholders of Campbell held on 12 May 2004;

                  (c) Annual Report on Form 20-F for the fiscal year ended 31 December 2003 including the documents incorporated by reference;

                  (d) the consolidated audited financial statements of Campbell for the fiscal years ended 31 December 2003 and 2002;

                  (e) the interim unaudited consolidated financial statements of Campbell as at 30 June 2004 and 2003 and for the three month and six month periods preceding those dates, together with the interim Management's Discussion and Analysis which is attached;

                  (f) Management's Discussion and Analysis of Operating Results for the year ended 31 December 2003; and

                  (g) unaudited non-consolidated financial statements of all Campbell Group Members for the fiscal year ended 31 December 2003;

                  DOCUMENTS means the Project Documents and the Transaction Documents;

                  ECU means an exchangeable capital unit of C$500,000 issued on the terms set out in this agreement;

                  ECU CERTIFICATE means a certificate substantially in the form of schedule 2;

                  ECU NOTICE means a notice substantially in the form of
                  schedule 1;

                  ENCUMBRANCE means a legal cause of preference, a dismemberment of the right of ownership, a special mode of ownership, a restriction on the right to dispose or an interest or power:

                  (a) reserved in an interest in any asset including any retention of title: or

                  (b) created or otherwise arising in any interest in any asset under a Conventional Security, mortgage, charge, bill of sale, lien, pledge, trust or power,

                  by way of security for the payment of a debt, another monetary obligation or the performance of another obligation, and includes an agreement to grant or create any of the above;

                  ENVIRONMENTAL APPROVALS means all permits, consents, approvals, licences, certificates or other authorisations of any kind required by an Environmental Law;

                  ENVIRONMENTAL LAW means any Law concerning environmental matters, and includes but is not limited to Laws concerning land use, development, pollution, restoration, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources and resource allocation including any Law relating to exploration for, and development or exploitation of, any natural resource;

                  ENVIRONMENTAL LIABILITIES means any obligation, requirement, expense, penalty or fine under an Environmental Law which would or could be imposed on a Campbell Group Member, or an Authorised Officer or employee of a Campbell Group Member, or any occupier of the Project Area or other area now or in the future owned or occupied by a Campbell Group Member;

                  EQUIPMENT FINANCE means Financial Indebtedness used by a Transaction Party for the purpose of acquiring Movable Plant and Equipment;

                  EXCHANGE means The Toronto Stock Exchange or, if the Shares are not listed on that stock exchange, the stock exchange on which the Shares are listed as may be selected by Campbell and approved by the Finance Parties;

                  EXCHANGE APPROVAL means the approval of the Exchange in connection with the transactions contemplated in the Transaction Documents, including the issuance of the ECUs, the issuance of Shares on Conversion and the listing of the Shares required to be available for Conversion;

                  EXCHANGE BUSINESS DAYS means days on which trading of securities takes place on the Exchange;

                  FACILITY means the ECU facility provided to MSV by RMBI in accordance with part 3;

                  FINAL CONVERSION DATE means the date 24 months from the first Issue Date;

                  FINANCE PARTY means either the Agent, RMBI or any other Holder and FINANCE PARTIES means both of them;

                  FINANCIAL INDEBTEDNESS means any debt or other monetary liability in respect of moneys borrowed or raised or financial accommodation including, but not limited to, under or in respect of any:

                  (a) bill, bond, debenture, note, letter of credit, bank guarantee or similar instrument;

                  (b)      acceptance, endorsement or discounting arrangement;

                  (c)      Surety Obligation;

                  (d)      finance lease;

                  (e) deferred purchase price (for more than 90 days) of any asset or service;

                  (f) obligation to deliver goods or provide services paid for in advance by any financier or in relation to another financing transaction; or

                  (g) amount of capital and premium payable on or in connection with the redemption of preference shares or an amount of purchase price payable for or in connection with the acquisition of redeemable preference shares, and irrespective of whether the debt or liability:

                  (h)      is present or future;

                  (i)      is actual, prospective, contingent or otherwise;

                  (j)      is at any time ascertained or unascertained;

                  (k) is owed or incurred alone or severally or jointly or both with another person; or

                  (l)      is a combination of the above;

                  FIRST CONVERSION DATE means the date 6 months from the first Issue Date;

                  FORCE MAJEURE EVENT means:

                  (a)      an act of God;

                  (b) war, revolution, or any other unlawful act against public order or authority;

                  (c)      a restraint by any Governmental Agency; or

                  (d) any other event which a reasonable person could not foresee or reasonably make provision for or insure against,

                  which wholly or partially prevents, hinders, obstructs, delays or interferes with the development or operation of the Mining Assets or the sale of Product;

                  GOVERNMENTAL AGENCY means a government or a governmental, quasi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

                  GUARANTEE means the guarantee and indemnity dated on or about the date of this agreement between each Guarantor and the Agent;

                  HOLDER means RMBI or a person who becomes entitled to the benefit of an ECU under clause 6.1;

                  INSOLVENCY EVENT means the happening of any of the following events with respect to a Campbell Group Member:

                  (a) an application is made to a court for an order that a Campbell Group Member be wound up and that application is not discharged or removed within 10 Business Days of it being made, or an order is made that a Campbell Group Member be wound up;

                  (b) an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of a Campbell Group Member and that application is not discharged or removed within 10 Business Days of it being made, or one of them is appointed, whether or not under an order;

                  (c) a receiver, receiver and manager, official manager, trustee, administrator, controller or similar official is appointed over any of the assets or undertaking of a Campbell Group Member;

                  (d) except to reconstruct or amalgamate while solvent on terms approved by the Agent, a Campbell Group Member enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them;

                  (e) a Campbell Group Member resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Agent or is otherwise wound up or dissolved;

                  (f)      a Campbell Group Member:


                           (1) is insolvent or unable to pay its debts when they are due;

                           (2) states that it is insolvent or unable to pay its debts when they are due;

                           (3) is insolvent as defined in any applicable law; or

                           (4) commits an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada);


                  (g) a Campbell Group Member suspends payment of its debts generally;

                  (h) a Campbell Group Member takes any step to obtain protection or is granted protection from its creditors under any applicable law, including under the Bankruptcy and Insolvency Act (Canada) or under the Companies' Creditors Arrangement Act (Canada);

                  (i) a Campbell Group Member becomes an insolvent under administration as defined in any applicable law or action is taken which could result in that event;

                  (j) a notice to deregister under any applicable law is given to, or an application to deregister is made by, or in respect of a Campbell Group Member; or

                  (k) anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction, including the laws of the Province of Quebec;

                  INTER-COMPANY CLAIMS means all debts and liabilities of each Transaction Party to any other Transaction Party on any account and in any capacity, irrespective of whether the debts and liabilities:

                  (a)      are present or future;

                  (b)      are actual, prospective, contingent or otherwise;

                  (c)      are at any time ascertained or unascertained;

                  (d) are owed or incurred by or on account of a Transaction Party alone severally or jointly with another person;

                  (e) are owed to or incurred for the account of a Transaction Party alone, or severally or jointly with another person;

                  (f) are owed to another person as agent (whether disclosed or not) for or on behalf of a Transaction Party; or

                  (g)      comprise a combination of the above;

                  INTEREST CONVERSION AMOUNT means:

                  (a) with respect to a Conversion under clause 4.1, interest which has accrued since the Interest Payment Date which immediately precedes the Conversion Date applicable to the Conversion; and

                  (b) with respect to a Conversion under clause 4.3, interest which MSV has elected to capitalise on the Interest Payment Date to which that Conversion relates and which is to be Converted under that clause;

                  INTEREST PAYMENT DATE means:

                  (a) each Quarterly Date occurring after the first Issue Date; and

                  (b)      the Final Conversion Date;

                  ISSUE DATE means each date on which RMBI pays the Issue Price for an ECU to MSV under part 3;

                  ISSUE PRICE means C$500,000 for each ECU;

                  JOE MANN PROJECT means the gold and copper mine and all present and future associated immovable and movable property and infrastructure known as the Joe Mann Mine located in the Province of Quebec, Canada and includes the Campbell Mill;

                  JUNE 2002 AGREEMENT means a royalty agreement dated 30 April 2002 (as amended by a termination agreement dated 1 January 2003 between Meston, MSV, Campbell, Promittere and others) between Meston, MSV, Campbell, Promittere and others which came into force on 30 June 2002 and has been registered on the MRN Register under number 50526 in respect of MSV and under number 50527 in respect of Meston, and which is referred to as the June 2002 Agreement in the MSV Titles Opinion and the Meston Titles Opinion;

                  LAND REGISTER has the same meaning as that expression is given in the MSV Titles Opinion and the Meston Titles Opinion;

                  LAVERY means Lavery de Billy LLC;

                  LAVERY OPINION means the opinion of Lavery as counsel for MSV and the Guarantors in relation to matters under the laws of the Province of Quebec and the federal laws of Canada applicable in the Province of Quebec, including, without limitation, the Securities Laws;

                  LAWS means all applicable
                  federal, provincial, municipal and regional statutes, laws, rules, regulations, by-laws or orders;

                  LENDING OFFICE means the office of RMBI set out on page 1 of this agreement or any other office notified in writing by the Agent or a Holder to MSV in accordance with this agreement;

                  LIBO PAGE means the page entitled "LIBO" on the Reuters Monitor Money Rates Service or any other page which may replace the LIBO page for the purpose of displaying offered rates for United States Dollar deposits;

                  LIBOR on any date, means the rate per cent per annum determined by the Agent to be:

                  (a) the average of the rates quoted on the LIBO Page at about 11.00 am (London time) on that date as being the rate per annum at which United States Dollar deposits are offered for a period of 90 days, eliminating the highest rate or (where more than one bank quoting a rate on the LIBO Page quotes, the highest rate) one of the highest rates and eliminating the lowest rate or (where more than one bank quoting a rate on the LIBO Page quotes the lowest rate) one of the lowest rates, and rounding up the resultant figure to 4 decimal places;

                  (b) where 2 or less rates are quoted for the relevant period on the LIBO Page at the relevant time, the average of the rates notified to the Agent on that date by each Reference Bank to be the rate per annum at which United States Dollar deposits are offered to that Reference Bank for a period of 90 days, rounding up the resultant figure to 4 decimal places; or

                  (c) if LIBOR cannot be determined in accordance with paragraphs (a) or (b) of this definition, the rate most nearly approximating the rate that would otherwise have been calculated by the Agent in accordance with paragraph (a) having regard to comparable indices then available in the financial markets;

                  LISTING RULES means the listing rules of the Exchange together with any agreement between Campbell and the Exchange in connection with the listing of the Shares;

                  MARGIN means 3.5% per annum;

                  MATERIAL ADVERSE CHANGE means a material adverse change in the financial condition or property of a Campbell Group Member or a Transaction Party which would have a Material Adverse Effect;

                  MATERIAL ADVERSE EFFECT means a material adverse effect on:

                  (a) the ability of a Transaction Party to perform an obligation under a Transaction Document to which it is a party;

                  (b)      the value of the Secured Property; or

                  (c)      the business or operations of a Campbell Group
                           Member;

                  MESTON HYPOTHEC means the hypothec granted by Meston in favour of the Agent and RMBI on or about the date of this agreement;

                  MESTON NSR means the agreement between Meston and Repadre Capital Corporation dated 23 April 1993, registered on the MRN Register under registration number 47463 and at the Land Register under registration number 2744965 (files number 90-A-241-1, 90-A-241-2 and 90-A-241-3, replaced respectively by 90-A-1845, 90-A-1846 and 90-A-1847) which provides for a net smelter return royalty in favour of Repadre Capital Corporation;

                  MESTON TITLES OPINION means the opinion dated 26 October 2004 of Michel Lusignan as counsel for the Transaction Parties in relation to certain Mineral Rights and Mining Tenements which are owned by Meston;

                  MINERAL RIGHTS means:

                  (a)      the Mining Tenements;

                  (b) all entitlements of any of the Transaction Parties to carry out exploration, development or mining activities in the Project Area;

                  (c) any present or future interest from time to time held by or on behalf of any of the Transaction Parties in any present or future mineral right, mining lease, right, lease, licence, claim, permit or other authority which confers or may confer a right to prospect or explore for or mine any metals or minerals (including precious stones) in any part of the of the Project Area;

                  (d) any present or future renewal, extension, modification, substitution, amalgamation or variation of any of the mineral rights described above, whether extending over the same or greater or lesser area; and

                  (e) any present or future application for or interest in any of the above, which confers or which, when granted, will confer the same or similar rights;

                  MINING ASSET means:

                  (a)      the Projects; and

                  (b)      to the extent not included in (a), the Secured
                           Property;

                  MINING LAW means the Mining Act (Quebec);

                  MINING TENEMENTS means the mining tenements described in the Schedule "A" to both the MSV Hypothec and the Meston Hypothec;

                  MOBILE PLANT AND EQUIPMENT means:

                  (a)      mobile plant and equipment constituting:

                           (1)      vehicles; and

                           (2)      earth-moving equipment,

                  but excluding, for greater certainty:

                  (b) items of plant or equipment or other corporeal movable property which are capable of being moved but are fixed to any part of the Project in the ordinary course of their use or which are physically attached or joined to any party of the Project including, without limitation:

                           (1)      compressors; and

                           (2)      hoists;

                  MRN REGISTER has the same meaning as that expression is given in the MSV Titles Opinion and the Meston Titles Opinion;

                  MSV HYPOTHEC means the hypothec granted by MSV in favour of the Agent, as fonde de pouvoir, on or about the date of this agreement;

                  MSV NSR means the agreement (as amended by a purchase and sale agreement dated 16 December 1997) between Corner Bay Minerals Inc., Corner Bay Resources Inc., SOQUEM Inc., MSV and Explorations Cache Inc. dated 14 October 1994 and registered on the MRN Register under registration number 447914 which provides for a net smelter return royalty of 2% in favour of Corner Bay Resources Inc. and SOQUEM Inc.;

                  MSV TITLES OPINION means the opinion dated 26 October 2004 of Michel Lusignan as counsel for the Transaction Parties in relation to certain Mineral Rights and Mining Tenements which are owned by MSV;

                  1991 TRANSACTION means the debenture, preferred share and swap transaction described in Notes 7 and 10 (a) to the financial statements for the fiscal year ended 31 December 2003 contained in the Annual Report (Form 20-F) for Campbell lodged with the United States Securities Exchange Commission;

                  1991 TRANSACTION OPINION means the opinion of Lavery as counsel for Campbell in regard to liabilities of the Transaction Parties with respect to the 1991 Transaction;

                  PAYMENT CURRENCY means the currency in which any payment is actually made;

                  PERMITTED ENCUMBRANCES means the Encumbrances described in schedule 4;

                  POTENTIAL DEFAULT means an event which with the giving of notice, passing of time, fulfilment of some other condition or any combination of these may become a Default;

                  POWER means any right, power, authority, discretion or remedy conferred on a Finance Party by any Transaction Document or any applicable Law;

                  PRINCIPAL CONVERSION AMOUNT means the Issue Price of an ECU that has not been Converted;

                  PRIVATE PLACEMENT POLICY means the rules and policies of the Exchange relating to the issuance of treasury securities without prospectus disclosure in reliance on an exemption from the prospectus requirement of applicable Canadian securities legislation;

                  PRODUCT means the present and future right, title and interest of a Campbell Group Member in and to all gold and copper (including without limitation, gold and copper bearing material, dore bullion, refined gold and copper concentrates) and other metals and minerals mined, extracted or derived from the Project Area and the Projects;

                  PROJECTS means each of:

                  (a)      the Joe Mann Project; and

                  (b)      the Copper Rand Project;

                  PROJECT AREA means:

                  (a)      the areas the subject of the Mining Tenements; and

                  (b) any freehold, lease and other land and immovable property in respect of which a Campbell Group Member has a right, interest or servitude or right of access to or entry upon for the purposes of the Joe Mann Project;

                  PROJECT ASSETS means all the right, title and interest both present and future of any of the Transaction Parties which is attributable to the Joe Mann Project and includes all the right, title and interest both present and future of any of the Transaction Parties in, to, under or derived from any of:

                  (a) the Mineral Rights in respect of the mining tenements described in Schedule "A" to the Meston Hypothec;

                  (b)      Product derived from the Project Area;

                  (c)      the Project Area;

                  (d)      each Project Document;

                  (e) any title to or interest in any land or immovable property, lease, servitude, right of way or right to occupy land or immovable property which is held now or at a later time by a Transaction Party in respect of the Joe Mann Project, including without limitation the immovable property described in the schedule to the Meston Hypothec and all present and future rents produced by any of those immovables and all present and future indemnities paid under any insurance contracts covering those rents;

                  (f) each Authorisation and Environmental Approval in relation to the Joe Mann Project;

                  (g) any other contract, agreement, permit, lease, licence, consent, servitude, right of way and other rights or interests in land or immovable property, which relates to the exploration, prospecting, appraisal, development, production, transportation and processing of Product from the Joe Mann Project and the sale of that Product;

                  (h)      all:

                           (1) geological, geophysical or technical information in the custody or control of a Transaction Party and all other intellectual and industrial property of a Transaction Party that relates to the presence, absence, extent or production of deposits of the Product in the Project Area or which has been obtained from the exploration and prospecting for, or production or development of, Product within the Project Area or any area which may in the future form part of the Project Area; and

                           (2) documents and records relating to the Joe Mann Project;

                  (i) all buildings, works, workshops, facilities, improvements, structures, systems, fixtures, plant, furnaces, machinery barges, tools and other movable property at any time used or intended for use in connection with or incidental to the exploration, mining, storage, transporting and processing of Product extracted or derived from the Joe Mann Project, and all associated facilities and infrastructure (including any treatment or processing plant); and

                  (j) all present and future proceeds from any of the above including under all present and future insurance contracts and under any expropriation;

                  PROJECT CASHFLOW MODEL AND CAPITAL SCHEDULE means a 24 month cashflow model for Campbell and its subsidiaries and the Projects and a development and capital schedule in relation to the Projects to be prepared by MSV or Campbell in a form acceptable to the Agent, provided to the Agent under clause 2.1(i);


                  PROJECT DOCUMENTS means:

                  (a) all instruments and indicia of title to the Mineral Rights and all other documentation under which a Transaction Party derives the right to prospect, explore, develop or mine the Project Area;

                  (b) all instruments or agreements relating to the supply of utilities, including without limitation, water and power, to the Joe Mann Project;

                  (c) all surface leases and other instruments in respect of the storage or use of tailings, effluent or other materials in respect of the Joe Mann Project; and

                  (d)      each Sales Contract;


                  PROMITTERE means Promittere Asset Management Limited;

                  QUARTERLY DATE means each of 31 December, 31 March, 30 June and 30 September in each year;

                  RATE means the aggregate of:

                  (a)      LIBOR; and

                  (b)      the Margin;

                  RECEIVABLES means any right of Meston to payment for Product sold, including, but not limited to, the rights to receive payment under a Sales Contract;

                  REDEMPTION means redemption of the Issue Price of an ECU, and any interest on that Issue Price, by MSV in accordance clause 4.2, and REDEEM and like words have corresponding meanings;

                  REDEMPTION DATE means the date on which MSV Redeems an ECU, being the date nominated in a Redemption Notice given under clause 4.2(a);

                  REDEMPTION NOTICE means the notice substantially in the form of schedule 3;

                  REFERENCE BANK means the principal London offices of Barclays Bank PLC, JPMorgan Chase & Co. and National Westminster Bank plc;

                  RELEVANT CURRENCY means the currency in which a payment must be made under this agreement or any other Transaction Document;

                  RESTORATION FLANS means any and all rehabilitation and restoration plans required under the Mining Law (including any modifications approved by the relevant Governmental Agencies from time to time) with respect to the Mining Assets, and includes all obligations to be performed in respect to the rehabilitation of all tailings (if any) and any financial guarantee and amount required to be placed on deposit with Governmental Agencies in connection with those obligations;

                  ROYALTY means:

                  (a)      the Meston NSR;

                  (b)      the MSV NSR;

                  (c)      the 2001 Agreement as it relates to Meston;

                  (d)      the June 2002 Agreement as it relates to Meston; and

                  (e)      the December 2002 Agreement as it relates to Meston;

                  SALES CONTRACT means any contract, agreement or arrangement for the sale, transfer or other disposal, or any contract, agreement or arrangement for any agency for sale, exchange, transfer or other disposal of Product derived or extracted from the Joe Mann Project;

                  SAME DAY FUNDS means a bank draft, a certified cheque or other immediately available funds by way of wire transfer;

                  SECURED PROPERTY means the property the subject of the Security;

                  SECURITIES LAWS means all applicable securities laws in each of the provinces and territories of Canada and the respective regulations and rules under those laws together with applicable published policy statements of the securities regulatory authorities in those provinces and territories;

                  SECURITY means:

                  (a)      the Campbell Hypothec;

                  (b)      the Meston Hypothec;

                  (c)      the MSV Hypothec;

                  (d)      any Collateral Security;

                  SHARES means fully paid common shares in the capital of Campbell;

                  STOCK INCENTIVE PLAN means each existing and any future stock incentive plan approved by the shareholders of Campbell which gives a person the option to purchase Shares on any terms;

                  SURETY OBLIGATION means a guarantee, suretyship, letter of credit, letter of comfort or another obligation (whatever called and of whatever nature):

                  (a) to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

                  (b) to indemnify a person against the consequences of default in the payment of; or

                  (c)      to be responsible for,

                  a debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of another person;

                  TAXES means taxes, levies, imposts, deductions, charges, withholdings and duties imposed by any authority (including, but not limited to, stamp and transaction duties), (together with any related interest, penalties, fines and expenses in connection with them), except if imposed on the overall net income of a Holder;

                  TRADING PERIOD means for the purposes of determining the Current Market Price the period of 20 Exchange Business Days ending on the date on which the Shares were last sold on the Exchange before the date referred to in clauses 4.5(a)(l), 4.5(a)(2) or 4.5(a)(3) (as applicable);

                  TRANSACTION DOCUMENTS means:

                  (a)      this agreement;

                  (b)      the Security;

                  (c)      the Guarantee;

                  (d)      the ECU Certificates; and

                  (e) any other document which the parties agree in writing is a Transaction Document for the purposes of this agreement;

                  TRANSACTION PARTIES means:

                  (a)      MSV;

                  (b)      Campbell;

                  (c)      Meston; and

                  (d) any other person who MSV, the Guarantors and the Agent agree is a Transaction Party for the purpose of this agreement;

                  2001 AGREEMENT means a royalty agreement (as amended by a termination agreement dated 1 January 2003 between Meston, MSV, Campbell, Promittere and others) between Meston, MSV, Campbell, Promittere and others which came into force on 31 December 2001 and has been registered on the MRN Register under number 50327 in respect of MSV and 50326 in respect of Meston, and which is referred to as the 2001 Agreement in the MSV Titles Opinion and the Meston Titles Opinion;

                  VOLUME WEIGHTED AVERAGE TRADING PRICE or VWATP means the price per Share calculated in accordance with clause 4.6(b).

         1.2      INTERPRETATION

                  In this agreement, headings and underlinings are for convenience only and do not affect the interpretation of this agreement and, unless the context otherwise requires:

                  (a) words indicating the singular include the plural and vice versa;

                  (b)      words indicating a gender include any gender;

                  (c) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

                  (d) an expression indicating a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and any Governmental Agency;

                  (e) a reference to any thing (including, but not limited to, any right) includes a part of that thing;

                  (f) a reference to a part, clause, party, annexure, exhibit or schedule is a reference to a part and clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit or schedule;

                  (g) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

                  (h) a reference to a document, includes all amendments or supplements to, or replacements or novations of, that document, except when that reference is to a Royalty;

                  (i) a reference to a party to a document includes that party's successors and permitted assigns;

                  (j) a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

                  (k) a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

                  (1) a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

                  (m) a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

                  (n) a Default "continues" until it has been waived by the Agent or rectified;

                  (o) where the day on or by which any matter or thing is to be done is not a Business Day, that matter or thing must be done on or by the following Business Day; and

                  (p) a reference to MSV, the Guarantors, the Agent, RMBI or a Holder, subject to part 6, is a reference to or includes, as appropriate, their respective successors, transferees and assigns.

         1.3      ACCOUNTING PRINCIPLES

                  In this agreement, unless the context otherwise requires:

                  (a) all computations and determinations as to financial matters, and all financial statements to be delivered under this agreement, must be made or prepared in accordance with generally accepted accounting practices and principles determined with reference to the Handbook of the Canadian Institute of Chartered Accountants, as amended from time to time, as applicable to public enterprises, consistently applied; and

                  (b) all accounting terms used in this agreement have the meanings respectively given to those terms by those practices and principles for the time being.


2        CONDITIONS PRECEDENT

         2.1      CONDITIONS PRECEDENT TO ISSUE OF FIRST ECU

                  RMBI is not obliged to pay the Issue Price for the first ECU until the Agent has received all of the following in form and substance satisfactory to it:

                  (a) CONSTITUENT DOCUMENTS: a certified copy of the Constituent Documents of MSV and each of the Guarantors;

                  (b) TRANSACTION DOCUMENTS: an original copy of each of the Transaction Documents (other than any Collateral Security), executed, stamped (if necessary) and, where applicable, in registrable form together with all fully executed documents and other things necessary to effect registration of them;

                  (c) PROJECT DOCUMENTS: a certified copy of any Project Documents requested by the Agent;

                  (d) CORPORATE AUTHORISATION: a certified copy of a resolution of the directors of MSV and each of the Guarantors approving the issue of the ECU Certificates and the transactions contemplated by the Transaction Documents, authorising execution by MSV and the Guarantors of the Transaction Documents to which each is a party, and authorising a person or persons (being Authorised Officers) to sign notices, certificates or other documents in connection with the Transaction Documents on behalf of MSV and the Guarantors;

                  (e) AUTHORISED SIGNATORIES: a certified copy of the signatures of all Authorised Officers of MSV who are authorised to sign notices, certificates or other documents in connection with the Transaction Documents on its behalf;

                  (f)      LEGAL OPINIONS: the:


                           (1)      Lavery Opinion;

                           (2)      1991 Transaction Opinion;

                           (3)      MSV Titles Opinion; and

                           (4)      Meston Titles Opinion;

                  (g)      ACCOUNTS: a certified copy of:

                           (1) the consolidated financial statements of Campbell and its subsidiaries for the financial year ending on 31 December 2003; and

                           (2) the consolidated unaudited financial statements of Campbell and its subsidiaries for the 6 month period ending on 30 June 2004;


                  (h)      INSURANCE: evidence of compliance with clause 9.1(e);

                  (i) PROJECT CASHFLOW MODEL AND CAPITAL SCHEDULE: of the Project Cashflow Model and Capital Schedule;

                  (j) AURAMET TRANSACTION: full particulars of the terms of the Auramet Transaction;

                  (k) ENQUIRIES: results of searches, enquiries and requisitions concerning the Project, MSV and the Guarantors and their capacity to enter into and perform their obligations under the Transaction Documents to which each is a party;

                  (1) MINERAL RIGHTS: evidence that the Mineral Rights are valid and in good standing;

                  (m) AUTHORISATIONS: evidence that all Authorisations required for the Transaction Documents and the transactions contemplated by them have been obtained;

                  (n) ARRANGEMENT FEE: evidence that MSV has paid or has made satisfactory arrangements to pay the Arrangement Fee to the Agent under clause 13.1;

                  (o) EXCHANGE APPROVALS: evidence that all necessary Exchange Approvals to this agreement and the transactions contemplated by it have been obtained;

                  (p) CONDITIONAL ALLOTMENT OF SHARES: evidence of the conditional allotment to the Holders of the Shares (assuming a Conversion Sum of C$0,574) required to be issued to the Holders on Conversion;

                  (q) OTHER APPROVALS: evidence that all other approvals necessary for the transactions contemplated by the Transaction Documents have been obtained; and

                  (r)      OTHER MATTERS: any other certificates,
                           Authorisations, documents, matters or things which the Agent, in its discretion, requires.

         2.2      CONDITIONS PRECEDENT TO THE ISSUE OF ALL ECUS

                  RMBI is not obliged to pay the Issue Price for any ECU until the Agent has received all of the following in form and substance satisfactory to it:

                  (a) COMMITMENT NOT EXCEEDED: evidence that the Commitment under the Facility is not, nor will it be, exceeded by the provision of the ECU;

                  (b) CERTIFICATE REGARDING MATERIAL ADVERSE EFFECT: a certificate stating that since the end of the accounting period for the accounts referred to in clause 2.1(g), no event has occurred (and is continuing) which has or may have a Material Adverse Effect;

                  (c) NO DEFAULT: evidence that no Default or Potential Default has occurred and is continuing; and

                  (d) REPRESENTATIONS AND WARRANTIES: evidence that the representations and warranties in clause 8.1 are true and correct on and as of the proposed Issue Date as if each had been made on and as of that date in respect of the facts and circumstances existing at that time.

         2.3      WAIVER OF CONDITIONS PRECEDENT

                  The conditions precedent set out in clauses 2.1 and 2.2 are for the benefit of the Holders, and may only be waived by the Agent.

         2.4      CERTIFIED COPIES

                  Where a certified copy of a document is to be given to the Agent under clause 2.1, an Authorised Officer of the relevant Transaction Party must certify the copy to be a true, complete and up-to-date copy of the original document as at a date acceptable to the Agent.


3        ECU Facility

         3.1      ECU FACILITY

                  (a) Subject to part 2, RMBI agrees to subscribe for up to 8 ECUs and to pay the Issue Price under each ECU it subscribes for to MSV.

                  (b) If the Commitment has not or will not be exceeded by RMBI subscribing for an ECU the subject of an ECU Notice under this clause 2.1(b), MSV may at any time during the Availability Period give an ECU Notice in accordance with clause 3.2 to the Agent in respect of an ECU.

                  (c) Each ECU Notice given by MSV must request payment of the Issue Price for at least 2 ECUs.


         3.2      ECU NOTICE

                  (a)      Each ECU Notice given under clause 3.1 must:

                           (1) be substantially in the form of schedule 1 and signed by an Authorised Officer of MSV;

                           (2) specify the date (which must be a Business Day during the Availability Period) which MSV proposes to be the Issue Date in relation to the ECU or ECUs the subject of the ECU Notice; and

                           (3) be received by RMBI and the Agent not later than 11.00 am (London time) on the day 3 Business Days before the Issue Date proposed in the ECU Notice.

                  (b) MSV must give to RMBI and the Agent on the Issue Date the ECU Certificates for the ECU or ECUs the subject of the ECU Notice.

                  (c) An ECU Notice is irrevocable and effective on receipt.

         3.3      PROVISION OF ISSUE PRICE

                  (a) If MSV gives an ECU Notice and provides the ECU Certificate or ECU Certificates in accordance with clause 3.2, RMBI will, subject to clause 3.3(b) and the other terms of this agreement, provide the Issue Price for each ECU the subject of the ECU Notice on the applicable Issue Date.

                  (b) RMBI will not be obliged to provide the Issue Price for an ECU in accordance with clause 3.3(a) if on the date for payment of the Issue Price a Default or Potential Default has occurred and is continuing.

         3.4      USE OF PROCEEDS

                  (a) MSV must use the Issue Price for an ECU for the re-development of the Copper Rand Mine and for general working capital purposes of the Campbell Group in accordance with the Project Cashflow Model and Capital Schedule.

                  (b) Neither RMBI nor the Agent has any responsibility in respect of the application of the proceeds of the Issue Price for an ECU.

4        CONVERSION

         4.1      CONVERSION BY HOLDER

                  (a) At any time during the Conversion Period, or in the circumstances described in clause 4.2(b), a Holder may elect to Convert any of its ECUs to Shares by giving a Conversion Notice to each of the Agent, MSV and Campbell not less than 5 Business Days before the proposed Conversion Date.

                  (b) The number of Shares received by the Holder under clause 4.1 (a) will be the sum of:

                           (1) in relation to the Principal Conversion Amount of an ECU, the amount determined by dividing:

                                    (A)      the Principal Conversion Amount as
                                             at the Conversion Date; by

                                    (B)      the Conversion Sum; and

                           (2) in relation to the Interest Conversion Amount of an ECU, the amount determined by dividing:

                                    (A)      the Interest Conversion Amount as
                                             at the Conversion Date; by

                                    (B)      the Current Market Price.

                  (c) Before 11.00am (Toronto time) on the Conversion Date, the Agent will give a written notice to MSV and Campbell specifying:

                           (1)      the Principal Conversion Amount;

                           (2)      the Interest Conversion Amount; and

                           (3) the number of Shares to be issued on Conversion of the relevant ECUs.

         4.2      EARLY REDEMPTION OF ECUS BY MSV

                  (a) At any time before the First Conversion Date, MSV may elect to Redeem one or more ECUs by giving a Redemption Notice to the Agent not less than 20 Business Days before the proposed Redemption Date.

                  (b) If the Agent receives a Redemption Notice in accordance with clause 4.2(a) and as a result of the Redemption there would be less than 2 ECUs outstanding, the Agent may (on account of the Holder) elect to Convert one ECU (if, as a result of the Redemption, there would be one ECU outstanding) and up to 2 ECUs (if, as a result of the Redemption, there would be no ECUs outstanding) by giving MSV and Campbell a Conversion Notice in accordance with clause 4.1 before the proposed Redemption Date.

                  (c) The number of Shares the Holder receives if it elects to Convert under clause 4.2(b) will be determined under 4.1(b).

                  (d) If MSV gives the Agent a Redemption Notice in accordance with clause 4.2(a) it must pay the Agent (on account of the Holder) on the Redemption Date in Same Day Funds:

                           (1) the Issue Price for each of the ECUs to be Redeemed (other than any ECUs the Agent has elected to Convert under clause 4.2(b)); and

                           (2) the interest which has accrued under the terms of this agreement on each of those ECUs.

         4.3      INTEREST CONVERSION

                  (a) If a Holder elects to Convert the Interest Conversion Amount on an Interest Payment Date by giving a Conversion Notice in accordance with clause 7.2(b)(l), then the number of Shares the Holder will receive will be determined by dividing:

                           (1) the Interest Conversion Amount as at the relevant Interest Payment Date; by

                           (2) the Current Market Price discounted by the maximum discount permitted by the Exchange in accordance with the Private Placement Policy for that Current Market Price.

                  (b) On or as soon as practicable after the relevant Interest Payment Date, the Agent will give a written notice to MSV and Campbell specifying the Interest Conversion Amount and the number of Shares to be issued on Conversion of the Interest Conversion Amount.

         4.4      ISSUE OF SHARES

                  (a) If Conversion occurs under clauses 4.1, 4.2 or 4.3, Campbell must issue to the Holders the number of Shares determined in accordance with those clauses within 5 Business Days following the Conversion Date. In accordance with applicable Securities Law and policies of the Exchange, the Shares that may be delivered on Conversion may not be sold or otherwise disposed of for a period of 120 days from the date of issuance of the ECU in the absence of either a prospectus or an exemption from the prospectus requirements under the applicable Securities Law.

                  (b) Campbell must give Certificates to the Holders in respect of that number of Shares within 15 Business Days of the Conversion Date.

                  (c) On the issue to the Holders of the Certificates referred to in clause 4.4(b), the Principal Conversion Amount or Interest Conversion Amount, as applicable, which is the subject of the relevant Conversion is deemed to have been paid by Campbell to the Holder. As between Campbell and MSV, MSV acknowledges in favour of Campbell that it is indebted to Campbell in the amount of any Principal Conversion Amount and any Interest Conversion Amount deemed to have been paid by Campbell.

                  (d) MSV and Campbell must take all necessary steps to ensure that all Shares to be issued under clause 4.4(a) are listed on the Exchange before they are issued.

                  (e) If a Conversion occurs under clauses 4.1 or 4.2 and the number of Shares to be issued under clause 4.4(a), in aggregate with the number of Shares already issued under this agreement, would exceed 7,834,074, Campbell will promptly take all necessary steps to have an additional number of Shares listed on the Exchange to fulfil its obligations under clause 4.4(d).

         4.5      CURRENT MARKET PRICE

                  (a) The Current Market Price for a Conversion under clause 4.1(b), 4.2(b) or 4.3 is the Volume Weighted Average Trading Price of the Shares, expressed in C$ and fractions of C$, sold on the Exchange during the Trading Period last occurring before:

                           (1) in the case of a Conversion under clause 4.1(b), the Conversion Date specified in the Conversion Notice given under clause 4.1
                                    (a);

                           (2) in the case of a Conversion under clause 4.2(b), the Conversion Date specified in the Conversion Notice given under that clause; and

                           (3) in the case of a Conversion under clause 4.3, the Interest Payment Date in respect of which the Conversion Notice under clause 7.2(b) is given.

                  (b) The Volume Weighted Average Trading Price is calculated as follows:

                                        [ CPi x Vi ]
                           VWATP  =   E   --------
                                        [    TV    ]

                           Where:

                           VWATP is the Volume Weighted Average Trading Price;

                           CPi is the weighted average trading price of Shares traded on the Exchange for day i, as provided by the Exchange;

                           Vi is number of Shares traded on the Exchange on day i;

                           TV is total number of Shares traded on the Exchange during the Trading Period; and

                           i = each of days 1 to 20 of the Trading Period.

                  (c) The Volume Weighted Average Trading Price will be determined by reference to the actual prices and volumes of the Shares traded as published by the Exchange, or if not published by the Exchange, as determined by the Agent from any other available source.

         4.6      CONVERSION SUM

                  For the purposes of clauses 4.1(b), 4.2(b) and 4.3(a):

                  (a) if the Current Market Price as calculated under clause 4.5(a) is greater than or equal to the Conversion Price and less than C$1.70, the Conversion Sum will be the Conversion Price; or

                  (b) if the Current Market Price as calculated under clause 4.5(a) is greater than or equal to C$1.70, the Conversion Sum will be the Current Market Price multiplied by the Conversion Price divided by the C$1.70.

         4.7      RESTRICTIONS ON CONVERSION AND REDEMPTION

                  In the case of a Conversion by the Holder under clause 4.1, a Holder may Convert all ECUs it holds at one time or may Convert one or more ECUs at different times. In the case of a Redemption by MSV under clause 4.2, MSV may Redeem all ECUs at one time or may Redeem one or more ECUs at different times, and clause 4.2(b) will apply for the benefit of the Agent in relation to each Redemption. A Holder may only Convert the whole of an ECU. MSV may only Redeem the whole of an ECU.

         4.8      CONVERSION IN EXCESS OF ALLOCATED NUMBER OF SHARES

                  (a) If a Conversion takes place and the number of Shares to be issued under this agreement would on Conversion exceed the Allocated Number of Shares, the Agent will request MSV and Campbell to apply to the Exchange for an approval (RELEVANT APPROVAL) to list more than the Allocated Number of Shares.

                  (b) MSV and Campbell will as soon as possible make, sign and do all acts, matters and things necessary in order to apply for and obtain the Relevant Approval and comply with any conditions imposed by the Exchange as part of the Relevant Approval.

                  (c) Conversion with respect to that part of the Amount Owing as relates to the number of Shares for which no Relevant Approval is required will take place in accordance with clauses 4.1 (a), 4.2(b) and 4.3(a) so that Conversion with respect to that part of the Amount Owing will occur on the Conversion Date for the relevant Shares.

                  (d) Conversion with respect to that part of the Amount Owing as relates to the number of Shares for which Relevant Approval is required will, despite the time at which the Relevant Approval is obtained or anything to the contrary contained in this agreement, be deemed to occur as at the Conversion Date for the relevant Shares.

                  (e) If MSV and Campbell have not, for any reason, obtained all the Relevant Approvals by the date 3 months after the date Conversion was to have taken place under clause 4.1(a), 4.2(b) or 4.3(a), then MSV and Campbell must consult with the Agent with a view to determining whether the Relevant Approval can be obtained. MSV and Campbell must comply with the directions of the Agent in relation to taking all reasonable steps which may be available to MSV and Campbell to obtain Relevant Approval,

                  (f) If the Agent, in its absolute discretion, determines that the Relevant Approval cannot be obtained, or if the Relevant Approval has not been obtained by the date 4 months after the date Conversion was to have taken place under clause 4.1(a), 4.2(b) or 4.3(a), then despite any other matter referred to in this clause, the Agent may, by written notice to MSV, cancel the Conversion (to the extent that it has not taken effect under clause 4.8(b)), in which event the remainder of the Amount Owing will be due and payable by MSV to the Agent on demand.

         4.9      RANKING OF SHARES

                  Each Share issued to a Holder under this part will, from the date on which it is issued, rank in all respects pari passu with the other then existing issued Shares, but will not carry any rights to any dividends or other distributions declared or paid or made on the Shares (other than as provided for in part
                  5) before the relevant Conversion Date.


5        BONUS ISSUES, RECONSTRUCTIONS, ETC

         5.1      BONUS ISSUES

                  (a) If at any time before a Conversion Date, Campbell makes a Bonus Issue and allots to the holders of Shares any Bonus Shares, then Campbell must in addition to any Shares to be issued to the Holder under part 4 issue to the Holders the number of additional Bonus Shares as the Holders would have been entitled to receive by way of participation in the issue of Bonus Shares if they had Converted the Principal Conversion Amount into Shares:

                           (1)      immediately before the issue of Bonus
                                    Shares; or

                           (2) if before the Conversion of the Principal Conversion Amount there has been more than one issue of Bonus Shares, immediately before the first issue of Bonus Shares, and had retained all the shares issued on Conversion together with all the Bonus Shares which would have been issued to it under this clause 5.1 following the first issue.

                  (b) Each Bonus Share issued to the Holders under this clause ranks pari passu with the then existing Shares. If Conversion of an ECU does not occur on or before the Final Conversion Date the entitlement of the Holder of that ECU to any Bonus Shares lapses. Fractional entitlements are disregarded for the purposes of this clause.

         5.2      RECONSTRUCTION OF CAPITAL

                  If any reconstruction of the issued share capital of Campbell occurs before the Conversion Date, the entitlement of a Holder to Shares under part 4 is reconstructed in the same proportion and manner as the issued share capital of Campbell is reconstructed (subject to the same provisions with respect to rounding of entitlements which apply to the reconstruction of capital), but in all other respects the terms of Conversion and the Principal Conversion Amount will remain unchanged. For the purposes of this clause, reconstruction includes a subdivision, consolidation or other reconstruction of shares, into any greater or lesser number.

         5.3      OFFERS TO HOLDERS OF SHARES

                  (a) If before a Conversion Date an offer is made generally to the holders of Shares in Campbell to subscribe for Shares or other securities of Campbell (whether by way of renounceable or non-renounceable rights or otherwise),

                           Campbell must ensure that there is extended to the Holders the same offer that they would have received if, immediately before the date of that offer (or, if the offer was made to shareholders of Campbell registered on a particular day, then immediately before that date), they had converted all their ECUs to Shares under clause 4.1 and had become registered as the holder of the same number of Shares which it would have been entitled to have allotted and issued to it on the basis provided in clause 4.1.

                  (b) If before a Conversion Date Campbell issues to the holders of Shares securities of Campbell on a pro rata basis (other than under an offer to which 5.3(a) relates), Campbell must ensure that on a subsequent Conversion there is issued to the Holders the same number of the relevant securities that they would have received if, immediately before the date of the issue to the holders of Shares (or, if the issue was made to shareholders of Campbell registered on a particular day, then immediately before that date), they had converted all their ECUs to Shares in Campbell under clause 4.1 and had become registered as the holder of the same number of Shares which it would have been entitled to have allotted and issued to it on the basis provided in clause 4.1.

                  (c) If the Holder has not exercised its Conversion right on or before the Final Conversion Date, its entitlement under clause 5.3(a) lapses. The entitlement of the Holders to receive securities under clause 5.3(b) terminates on the latest date on which Conversion can take place under this agreement, but without prejudice to any entitlements which may have arisen before that date.

                  (d) Fractional entitlements are disregarded for the purposes of this clause.


         5.4      ECUS TO SURVIVE MERGER ETC

                  If:

                  (a)      Campbell merges with another company (THIRD PARTY);
                           or

                  (b) Campbell enters into an arrangement (in whatever form) under which its operations alone or with those of another company are disposed of to a third company (THIRD PARTY),

                  Campbell must ensure it is a condition of the merger or arrangement that the right to Convert in relation to Campbell is transferred to a right to Convert into common shares in the third party at the strike price which in the reasonable opinion of the Agent would put the Holders in the same position after the merger or arrangement that they were in before the merger or arrangement. Without limiting the foregoing, for the purposes of this clause, a MERGER includes the amalgamation or arrangement of Campbell with another company under the Companies Act (Quebec), the disposal by shareholders of their shareholding in Campbell or a disposal by Campbell of all or substantially all of its assets.

         5.5      TAKEOVERS

                  (a) If Campbell or MSV or the Holder becomes aware that the power to control 20% or more of the issued Shares will or may change from the ownership on the date of this agreement, then despite any other provision of this agreement, the Holder is entitled to exercise its right of Conversion in accordance with clause 4.1 even if that Conversion would occur before the First Conversion Date.

                  (b) Where a takeover or other offer is made for all the Shares, the Holder may, by giving a notice to the Agent, MSV and Campbell within 21 days of the date which the Agent after consultation with Campbell reasonably determines to be the date the takeover or offer became unconditional in all material respects, elect to advance the Final Conversion Date to a date nominated in the notice which is within that period of 21 days.

                  (c) If Campbell or MSV becomes aware that the power to control more than 20% of the issued Shares will, or is likely to, change MSV must give notice of this fact to each Holder so that each Holder has the opportunity to Convert in accordance with part 4.

         5.6      ISSUE OF SHARES UNDER STOCK INCENTIVE PLANS

                  Campbell must not without the prior written consent of the Agent issue securities of Campbell to its officers, employees, consultants or other service providers, but the Agent's consent is not required for:

                  (a) any grant by Campbell of incentive options under any Stock Incentive Plan; or

                  (b) the issue of securities pursuant to the exercise of a stock option under a Stock Incentive Plan granted in accordance with clause 5.6(a).

         5.7      APPROVAL OF THE EXCHANGE

                  Campbell will not proceed with an issue of Bonus Shares as contemplated in clause 5.1, a reconstruction as contemplated in clause 5.2 or an offer to holders of Shares as contemplated in clause 5.3 unless it has first received Exchange Approval to permit the adjustments or issues to Holders referred to in those clauses.


6        ASSIGNMENT

         6.1      TRANSFER OF ECUS

                  A Holder may transfer an ECU to a related entity or to another reputable bank or other reputable financial institution, but will not transfer an ECU to any other person without the consent of MSV (which consent will not be unreasonably withheld or delayed).

         6.2      ASSIGNMENT BY A TRANSACTION PARTY

                  A Transaction Party must not transfer or assign any of its rights or obligations under a Transaction Document without the prior written consent of the Agent and each Holder.

         6.3      ASSIGNMENT BY THE AGENT

                  The Agent may not transfer or assign any of its rights or obligations under this agreement without the prior written consent of MSV, which must not be unreasonably withheld or delayed.

         6.4      PARTICIPATION PERMITTED

                  A Holder may grant by way of sub-participation (being a right to share in the financial effects of this agreement without rights against a Transaction Party) all or part of the Holder's rights and benefits under this agreement to another person without having to obtain the consent, or to notify, a Transaction Party.

         6.5      ADDITIONAL COSTS

                  The Transaction Parties will not be liable to pay any cost or increased cost which arises as the result of a transfer of an ECU under clause 6.1 or a sub-participation under clause 6.4. For greater certainty, but without restricting this clause 6.5, cost or increased cost also includes any withholding tax applicable which is greater than the applicable withholding tax as provided in the tax treaty between Canada and Ireland when an event described in clauses 6.1 or 6.4 occurs.

         6.6      LENDING OFFICE

                  A Holder may change its Lending Office at any time and must promptly notify MSV of the change.

         6.7      DISCLOSURE

                  (a) Subject to clause 6.7(b), the Agent and each Holder may disclose to a proposed assignee, transferee or sub-participant information relating to a Transaction Party or the Transaction Documents whether or not confidential and whether or not the disclosure would be in breach of a law or of a duty owed to a Transaction Party.

                  (b) Before making a disclosure under clause 6.7(a), the Agent or the Holder must obtain a written undertaking from the assignee, transferee or sub-participant (as applicable) in favour of MSV and the Agent or the Holder (as the case may be) that it will keep confidential all information disclosed to it.


7        REPAYMENT OF ISSUE PRICE, INTEREST AND RELATED MATTERS

         7.1      REPAYMENT OF ISSUE PRICE AND INTEREST

                  If the Principal Conversion Amount of an ECU is not Converted in accordance with clause 4.1 or 4.2(b) or repaid under clause 4.2(d) on or before the Final Conversion Date, the Principal Conversion Amount for that ECU is to be repaid to the Agent for the account of the Holders on the Final Conversion Date.

         7.2      INTEREST

                  (a) The Issue Price outstanding under each ECU bears interest from the date of payment of the Issue Price to MSV up to (but excluding) the date the Issue Price is Converted or repaid (as the case may be).

                  (b) Interest for each ECU is payable to each Holder quarterly in arrears on each Interest Payment Date, but MSV may, unless prevented from doing so under clause 7.2(c), elect by notice in writing to the Agent no later than 10 Business Days before a particular Interest Payment Date (other than the Final Conversion Date) not to pay interest on all that Holder's ECUs on that Interest Payment Date, in which event either:

                           (1)      the Holder may elect to Convert in
                                    accordance with clause 4.3 all of the then outstanding Interest Conversion Amount for its ECUs by giving to each of MSV, Campbell and the Agent a Conversion Notice not less than 5 Business Days before the Interest Payment Date; or

                           (2) interest will be capitalised for all that Holder's ECUs on the relevant Interest Payment Date, from which time the capitalised interest will itself bear interest.

                  (c) MSV may not without the written consent of the Agent elect to capitalise interest in accordance with clause 7.2(b) if in the opinion of the Agent any Relevant Approval (as that term is defined in clause 4.8(a)) would be required if the Agent were to Convert the whole of the Amount Owing on the relevant Interest Payment Date.

                  (d) MSV must repay to the Agent for the account of the Holder on the Final Conversion Date any interest which MSV elects to capitalise and the Holder does not elect to Convert under clause 7.2(b).

                  (e) Interest (including interest on capitalised interest):

                           (1) accrues from day to day on the basis of a 360 day year and for the actual number of days elapsed; and

                           (2)      is calculated and payable at the Rate.

         7.3      CALCULATION OF PER ANNUM INTEREST RATE

                  For the purposes of compliance with the Interest Act (Canada), the equivalent yearly rate of interest for a 365 (or 366) day year to any rate expressed in this agreement based on a 360 day year is equal to that 360 day rate multiplied by 365 (or
                  366) divided by 360.

         7.4      MAXIMUM INTEREST PAYABLE

                  Despite any provision of this agreement, in no event will the aggregate "interest" (as defined in section 347 of the Criminal Code (Canada) (SECTION)) payable under this agreement exceed the effective annual rate of interest on the "credit advanced" (as defined in the Section) under this agreement lawfully permitted by the Section and if any payment collected or demanded under this agreement in respect of "interest" is determined to be contrary to the provisions of the Section, that payment, collection or demand is deemed to have been made by mutual mistake of MSV, RMBI and the Agent and the amount of that payment or collection will be refunded to MSV. For the purposes of this agreement, the effective annual rate of interest will be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent after consultation with MSV, will be prima facie evidence of that rate.

         7.5      PAYMENT OF AMOUNTS - GENERAL

                  MSV must pay in full to the Agent for the account of the Finance Parties entitled to them, on the dates provided in the Transaction Documents, all debts and monetary liabilities of MSV and each other Transaction Party to a Finance Party under or in relation to a Transaction Document in any capacity. All those unpaid debts and liabilities of MSV and each other Transaction Party must in all events be paid before the Final Conversion Date or on any other date on which the Amount Owing is or is required to be repaid in full.

         7.6      LATE PAYMENTS

                  (a) If MSV fails to pay any moneys on the due date, MSV must on demand by the Agent or the Holder pay interest on that overdue amount (including interest on overdue interest) from the due date up to but excluding the date of actual payment (after as well as before judgment) at the aggregate of the Rate and 4.0% per annum.

                  (b) Interest on amounts due but unpaid accrues from day to day and is computed on the basis of a 360 day year and for the actual number of days elapsed.

         7.7      PLACE OF PAYMENTS

                  (a) All amounts payable by MSV to the Agent or the Holder under this agreement must be paid to the Holder in C$ and in Same Day Funds to the Holder's nominated Toronto bank account (in the case of payments to a Holder) or to an account nominated by the Agent (in the case of payments to the Agent).

                  (b) To effect a payment under clause 7.7(a), MSV must no later than 11.00 am (Toronto time) on the date on which payment is due:

                           (1) instruct its bank to transfer the payment immediately to the Toronto bank account nominated by the Holder or the Agent under clause 7.7(a); and

                           (2)      provide to the Agent a copy of the
                                    instruction to the bank referred to in
                                    paragraph (1) by facsimile.

                  (c) On the Business Day immediately preceding the day MSV intends to make a payment to the Agent or a Holder under this agreement, MSV must give a notice to the Agent or the Holder (in the case of a notice to RMBI, not later than 10.00 am (Dublin time) on the date the notice is given) stating that MSV intends to make a payment the following Business Day and confirming the amount of the payment.

         7.8      TAXES

                  If a law requires MSV to withhold or deduct Taxes from a payment to be made by MSV under this Agreement so that a Finance Party would not actually receive for its own benefit on the due date the full amount provided for under this agreement, then:

                  (a) the amount payable is increased (and for greater certainty, in the case of interest the amount of interest is increased) so that, after making that deduction and deductions applicable to additional amounts payable under this clause, the Finance Party is entitled to receive the amount it would have received if no deductions had been required;

                  (b)      MSV must make the deductions; and

                  (c) MSV must pay the full amount deducted to the relevant authority in accordance with applicable law and deliver the original receipts to the Agent.

         7.9      RETURN OF ECU CERTIFICATES

                  Each ECU Certificate must be returned to MSV for cancellation on Conversion of the ECU the subject of that ECU Certificate or repayment of the Amount Owing in full.

8        REPRESENTATIONS AND WARRANTIES

         8.1      REPRESENTATIONS AND WARRANTIES

                  MSV and each of the Guarantors represent and warrant to the Agent and each Holder that:

                  (a) INCORPORATION: each Campbell Group Member is duly incorporated and validly existing under the laws of the Province of Quebec or the federal laws of Canada (as applicable) and has done everything necessary to keep its corporate existence in good standing;

                  (b) CORPORATE POWER: each Campbell Group Member has the corporate power and capacity to own its assets and to carry on its business as it is now being conducted;

                  (c) AUTHORITY: each Transaction Party has full capacity, power and authority to enter into the Documents to which it is a party and to perform its obligations under them;

                  (d) CORPORATE AUTHORISATIONS: each Transaction Party has taken all necessary action to authorise the execution, delivery and performance of the Documents to which it is a party in accordance with their terms;

                  (e) BINDING OBLIGATIONS: the Documents to which each Transaction Party is a party constitute its legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms;

                  (f) TRANSACTIONS PERMITTED: the execution, delivery and performance by each Transaction Party of the Documents to which each Transaction Party is a party do not and will not violate any law, regulation, authorisation, ruling, consent, judgment, order or decree of a Governmental Agency, each Transaction Party's Constituent Documents, or an Encumbrance or document which is binding on each Transaction Party or on each Transaction Party's assets;

                  (g) AUTHORISATIONS: any Authorisations required in connection with the execution and performance by each Transaction Party and the validity and the enforceability against each Transaction Party of each of the Documents to which a Transaction Party is a party, and each Transaction Party's performance of the transactions contemplated by those Documents, have been obtained and are in fall force and effect and there has been no material default by a Transaction Party in the performance of any of the terms and conditions of those Authorisations;

                  (h) REPORTING ISSUER: Campbell is a reporting issuer (or the equivalent) where applicable in good standing in each of the provinces and territories of Canada under the applicable Securities Laws, is not included in a list of defaulting reporting issuers maintained by the securities commissions (or similar regulatory authorities) in any of the provinces and territories of Canada and is not in default of any requirement of the applicable Securities Laws relating to continuous disclosure and is in compliance with the bylaws, rules and regulations of the Exchange;

                  (i)      NO DEFAULT OR BREACH:

                           (1) no Transaction Party or other Campbell Group Member is in breach in a material respect under a material agreement binding on that Transaction Party or Campbell Group Member; and

                           (2) no Transaction Party or other Campbell Group Member is in default in the payment of a material sum, or in the compliance with a material obligation in respect of Financial Indebtedness or a Surety Obligation;

                  (j) NO LITIGATION: no litigation, arbitration, dispute or administrative proceeding involving a Transaction Party or other Campbell Group Member has been commenced, is pending or to any Transaction Party's knowledge is threatened, which if adversely determined would or may have a Material Adverse Effect;

                  (k) ACCOUNTS: the most recent accounts of Campbell and its subsidiaries given to the Agent under this agreement:

                           (1) were prepared in accordance with applicable accounting standards; and

                           (2) contain all information necessary to give a true and fair view of the financial condition and state of affairs of Campbell and its subsidiaries at the date to which they relate and the results of the operations of Campbell and its subsidiaries for the accounting period to which they relate;

                  (1) NO CHANGE IN AFFAIRS: there has been no change in the state of affairs of Campbell and its subsidiaries since the end of the accounting period to which the accounts referred to in clause 8.1(k) relate which has or may have a Material Adverse Effect;

                  (m) NO DEFAULT: no event has occurred which constitutes a Default (which has not been remedied or waived in writing);


                  (n)      DISCLOSURE:

                           (1) all information provided to the Agent by or on behalf of each Transaction Party in respect of the Documents, the transactions contemplated by them, each Transaction Party or other Campbell Group Member and the assets, business and affairs of each Transaction Party and each other Campbell Group Member, is true and correct as at the time it is given in all material respects and is not, whether by omission of information or otherwise, misleading in a material respect;

                           (2) the Disclosure Documents and any other filings made by Campbell with any securities commissions or regulatory authorities or the Exchange are at their respective dates, true and correct, contain or contained no misrepresentation and constitute full, true and plain disclosure of all material facts relating to Campbell and Campbell does not have any confidential filings with any securities commissions or regulatory authorities or the Exchange; and

                           (3) Campbell has no knowledge of any material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets or liabilities (contingent or otherwise) or capital of Campbell or its subsidiaries, which has not been generally disclosed and reported to the applicable securities commissions or regulatory authorities or the Exchange and Campbell does not have any knowledge of any material adverse information in regard to the current and prospective operations of Campbell or its subsidiaries, which has not been generally disclosed;

                  (o) LAWS: each Transaction Party and each other Campbell Group Member has complied in all material respects with all statutes and regulations which are applicable to that Transaction Party or other Campbell Group Member and the business carried on by that Transaction Party or Campbell Group Member,

                  (p)      MINERAL RIGHTS:

                           (1) the Mineral Rights held at the date of this agreement or when the representations and warranties under this part 8 are repeated under clause 8.2 are legal, valid and continuing; and

                           (2) all obligations under or in respect of the Mineral Rights have been complied with to the extent required to date in all material respects;

                  (q) AUTHORISATIONS: each Transaction Party and the other Campbell Group Members have obtained all necessary Authorisations which are currently necessary for the conduct of each of the Projects and have no reason to believe that they will not in due course obtain all further necessary Authorisations in connection with each of the Projects;

                  (r) POWER TO ALLOT SHARES: the directors of Campbell have all necessary power and authority to issue and allot the Allocated Shares under this agreement;

                  (s) SHARES IN MSV AND MESTON: Campbell either directly or through a wholly owned subsidiary owns:

                           (1)      all the issued shares in MSV and Meston; and

                           (2) 76% of all the issued shares in Corporation Copper Rand Inc.;

                  (t) NO ENCUMBRANCE: there is no Encumbrance over the Project Assets other than an Encumbrance created by a Transaction Document or a Permitted Encumbrance;

                  (u) 1991 TRANSACTION: no Transaction Party has any present net Financial Indebtedness or other debt or monetary liability, and based on legal advice received, will not have any future net Financial Indebtedness up to December 2006 or other debt or monetary liability, under or in relation to the 1991 Transaction;

                  (v)      ENVIRONMENTAL LIABILITIES: there are:

                           (1) no Environmental Liabilities affecting any Campbell Group Member or the Mining Assets which might reasonably be expected to have a Material Adverse Effect before 31 December 2006; and

                           (2) no factors affecting a Campbell Group Member or the Mining Assets which are likely to give rise to any Environmental Liability which might reasonably be expected to have a Material Adverse Effect before 31 December 2006;

                  (w) ENVIRONMENTAL APPROVALS: all Environmental Approvals required to operate or conduct any exploration, development and production activity on or in respect to the Mining Assets have been obtained, are in full force and effect and all operations, exploration, development and production activities conducted on them are in compliance with all Environmental Approvals, except for any Environmental Approvals which:

                           (1)      have been applied for but have not been
                                    granted; or

                           (2) are not required having regard to the stage of development of a Mining Asset,

                           and in relation to these Environmental Approvals MSV and the Guarantors have no reason to believe they will not be obtained in due course;

                  (x) MINING ASSETS: the Mining Assets and all operations, exploration, development and production activities conducted in respect of them are in compliance with all Environmental Laws and the Mining Assets are in compliance with their respective Restoration Plans except for any non-compliance with Environmental Laws or Restoration Plans which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                  (y) NO IMMUNITY: a Transaction Party or a Campbell Group Member does not, nor do its assets, enjoy immunity from suit or execution;

                  (z) NOT A TRUSTEE: no Transaction Party or Campbell Group Member is a trustee of a trust or settlement;

                  (aa) NO INSOLVENCY EVENT: no event has occurred which constitutes an Insolvency Event;

                  (bb) COMMERCIAL BENEFIT: the entry into, and performance by it of its obligations under, the Transaction Documents to which it is a party is for its commercial benefit and is in its commercial interests;

                  (cc) ASSETS: it is the sole beneficial owner of all assets included in the accounts referred to in clause 8.1(k) free of all Encumbrances other than the Permitted Encumbrances; and

                  (dd) TAXES: it has complied with all tax laws in all applicable jurisdictions and it has paid all Taxes due and payable by it.

         8.2      SURVIVAL AND REPETITION

                  The representations and warranties set out in clause 8.1 survive the execution of this agreement and are repeated on the Issue Date and on each Quarterly Date with reference to the facts and circumstances applicable from time to time.

         8.3      RELIANCE

                  MSV and the Guarantors acknowledge that the Agent and RMBI have entered into the Transaction Documents in reliance on the representations and warranties contained in clause 8.1 and the provisions of clause 8.2.

         8.4      TERM OF REPRESENTATIONS AND WARRANTIES

                  The representations and warranties given by MSV and the Guarantors under clause 8.1 and repeated under clause 8.2 will continue to be given until all ECUs subscribed for have been Converted or the Amount Owing has been paid in full.


9        UNDERTAKINGS

         9.1      PROJECT RELATED UNDERTAKINGS BY MSV AND THE GUARANTORS

                  MSV and each Guarantor must at all times, while the Amount Owing remains outstanding, comply with or cause to be complied with the following undertakings:

                  (a) DEVELOPMENT OF THE MINING ASSETS: it and each other Campbell Group Member, will ensure that the Mining Assets are developed, operated and maintained (as applicable) in accordance with good mining industry practice;

                  (b) MAINTENANCE OF MINING ASSETS: it and each other Campbell Group Member, will ensure the maintenance and protection of the Mining Assets which includes, without limitation, ensuring that the Mining Assets are kept in good condition and are free from all material defects;

                  (c) NOTICE TO THE AGENT: it and each other Campbell Group Member, will notify the Agent as soon as reasonably possible after it becomes aware of:

                           (1) any pending or threatened material dispute in relation to any of the Mining Assets, or any material Project Document, including particulars of the dispute and the action (if any) proposed to be taken in respect of it;

                           (2) any default notices given or received by a Campbell Group Member under any Project Document;

                           (3) a Force Majeure Event affecting any of the Mining Assets or the operation or development of a Project;

                           (4) a decision to depart materially from the level of production forecast in the Project Cashflow Model and Capital Schedule provided to the Agent under clause 2.1(i);

                           (5) a proposed material change in mining or processing methods in respect of the development or operation of a Project;

                           (6)      a proposed material change in the
                                    development or operation of a Project;

                           (7) a change in the proposed arrangements, terms or conditions for the sale of any Product from a Project; and

                           (8) any matter which it may reasonably be anticipated will have a Material Adverse Effect;

                  (d) AUTHORISATIONS: it and each other Campbell Group Member, will obtain, when required having regard to the stage of development of a Project and maintain and observe all necessary Authorisations necessary for:

                           (1) it to enter into each of the Transaction Documents and the Project Documents;

                           (2) the construction, development and operation of the relevant Project (including, without limitation, Environmental Approvals); and

                           (3)      the sale of any Product;


                  (e)      INSURANCE: it must:

                           (1) insure all assets of an insurable nature and keep them insured with a reputable, responsible and solvent insurer on terms, against risks and in an amount acceptable to the Agent;

                           (2)      take out and maintain accident,
                                    consequential loss, force majeure and public liability insurances with respect to the Mining Assets with a reputable, responsible and solvent insurer on terms and in amounts acceptable to the Agent;

                           (3) take out, within 3 months of the date of this agreement, and then maintain business interruption insurance with respect to the Mining

                                    Assets with a reputable, responsible and solvent insurer on terms and in amounts acceptable to the Agent;

                           (4) ensure that each insurance policy has noted on it the name of the Agent and each Holder as first loss payee;

                           (5) duly and punctually pay all premiums, commissions, stamp duties, charges and other expenses necessary for keeping in force each insurance policy;

                           (6) on request give to the Agent certificates of currency in respect of all insurances and all other details as to the insurances the Agent requires;

                           (7) not do or omit anything or permit anything to be done which may adversely affect any insurance policy; and

                           (8) do all things necessary and provide all documents, evidence and information necessary to enable the Agent to collect or recover money due or to become due under an insurance policy relating to the Project Assets, where it is entitled to do so under this clause, and, if a Campbell Group Member fails to keep in force an insurance policy with respect to the Mining Assets or if an insurance policy from any cause becomes void or voidable, the Agent may (but is not obliged to) effect or keep in force that insurance policy at the cost of that Campbell Group Member;

                  (f) VARIATION, ETC OF PROJECT DOCUMENTS: it will not, and it will ensure that each other relevant Transaction Party will not, waive any of its material rights under, agree to any material variation or termination of, terminate or take any action which affects the ability of the Agent to enforce, any Project Document to which it is a party without the Agent's consent;

                  (g) PERFECTION OF SECURITY: it and each other Transaction Party, will create, perfect and maintain in force the Security to the greatest extent possible and will do all other things necessary to ensure that the Security is effective and enforceable in each relevant jurisdiction;

                  (h) ENVIRONMENTAL MATTERS: it and each other Campbell Group Member must:

                           (1) comply with all Environmental Laws and Restoration Plans with respect to each of the Mining Assets;

                           (2) obtain and comply with all Environmental Approvals required in connection with the construction, development, operation, exploitation and exploration of the Mining Assets; and

                           (3) immediately notify the Agent of all material claims, complaints or notices concerning each Campbell Group Member's compliance with any Environmental Law, Environmental Approval or Restoration Plan and of any fact which would give rise to an Environmental Liability;

                  (i) COMPLIANCE WITH PROJECT DOCUMENTS: it and each other Transaction Party will comply with all of the material obligations under each of the Project Documents to which it is a party;

                  (j) NO DISPOSAL OF SHARES IN OTHER TRANSACTION PARTIES: it will not, and it will ensure that each other relevant Transaction Party will not, dispose of or reduce its interest in another Campbell Group Member without the prior written consent of the Agent;

                  (k) SHARES AVAILABLE FOR ALLOTMENT: it will ensure that the directors of Campbell have all necessary power and authority to issue and allot the Allocated Shares under this agreement; and

                  (1) ENSURE COMPLIANCE BY OTHER TRANSACTION PARTIES: it will, to the extent possible through any shareholders rights, management control or other power or influence it has from time to time over any other Transaction Party, ensure that the relevant Transaction Party complies with its obligations under each of the Transaction Documents.

         9.2      GENERAL UNDERTAKINGS BY MSV AND THE GUARANTORS

                  MSV and each of the Guarantors covenants that:

                  (a) DISPOSAL OF ASSETS: it will ensure that each Campbell Group Member will not:

                           (1)      dispose of any Project Assets other than:

                                    (A)      Product; and

                                    (B)      Receivables the subject of the
                                             Auramet Transaction;

                           (2) dispose of any assets which are not Project Assets having a value in excess of C$250,000; or

                           (3) dispose of any assets other than in the ordinary course of business and at market value,

                           without the prior written consent of the Agent, not to be unreasonably withheld;

                  (b) FINANCIAL INDEBTEDNESS: it will ensure that the Transaction Parties will not incur Financial Indebtedness in excess of C$250,000 (in aggregate for all Transaction Parties) without the prior written consent of the Agent, except in respect of:

                           (1)      Equipment Finance;

                           (2)      Inter-Company Claims; and

                           (3) Financial Indebtedness arising under the Auramet Transaction (if any);

                  (c) ENCUMBRANCES: it will ensure that each Transaction Party will not grant:

                           (1) any Encumbrance over its assets (other than Permitted Encumbrances); or

                           (2) any Surety Obligation in respect of money borrowed or raised, other than:

                           (3) an Encumbrance or Surety Obligation in favour of the Agent;

                           (4) the Surety Obligation given by Campbell under the Auramet Transaction; or

                           (5) an Encumbrance or Surety Obligation given with the Agent's consent;


                  (d)      SUBORDINATION: it will ensure that:

                           (1) all the Inter-Company Claims and payment (from whatever source) of, and the rights and claims of each Transaction Party in respect of, all the Inter-Company Claims are subordinated and postponed and made subject in right of payment to all the Amount Owing and payment (from whatever source) of, and the rights and claims of the Finance Parties in respect of, all the Amount Owing;

                           (2) until all the Amount Owing have been paid in full:


                                    (A)      the Inter-Company Claims must not
                                             (without the prior written consent
                                             of the Agent) be paid or repaid;
                                             and

                                    (B)      Transaction Party may receive, and
                                             each Transaction Party must not pay
                                             or repay, any of the Inter-Company
                                             Claims to, or at the direction of,
                                             another Transaction Party or any
                                             person acting, or purporting to
                                             act, on behalf of a Transaction
                                             Party;

                           (3) the subordination effected by this clause applies at all times including if and while a Transaction Party is in liquidation;

                           (4) if, on liquidation of a Transaction Party, there is a distribution of a Transaction Party's assets including payment in cash, property or securities, to creditors of that Transaction Party on liquidation, all of the Amount Owing must be paid in Ml in cash before a payment is made for or on account of the Inter-Company Claims;

                           (5) until the Amount Owing and all moneys due or owing under the Transaction Documents have been paid in full, until the subordination under this clause has been terminated and until this agreement has been fully discharged, no Transaction Party may:

                                    (A)      make a claim or exercise a right,
                                             power or remedy against another
                                             Transaction Party under any
                                             agreement, document or otherwise;

                                    (B)      accept, or ensure the grant of, or
                                             permit any Encumbrance or Surety
                                             Obligation from a Transaction Party
                                             or any surety in favour of another
                                             Transaction Party to exist; or

                                    (C)      exercise, or attempt to exercise,
                                             any right of set-off against, nor
                                             realise any Encumbrance from, a
                                             Transaction Party or any surety; or

                                    (D)      raise any defence or counterclaim
                                             in reduction or discharge of any
                                             obligation owed by a Transaction
                                             Party to another Transaction Party
                                             or any surety,

                           but this clause does not apply, in circumstances where no Event of Default has occurred and is continuing, to payments or repayments by one

                           Transaction Party to another Transaction Party in the ordinary course of the conduct of the administration of the business of the Campbell Group;

                  (e) TAXES: it will ensure that each Campbell Group Member will pay all relevant Taxes and outgoings payable when due and on request give the Agent all receipts or documents showing payment;

                  (f) ACCOUNTS: it will ensure that each Campbell Group Member will keep proper books of account;

                  (g)      NOTICES: it will provide to the Agent:

                           (1)      notice of Defaults of which it is aware;

                           (2) notice of litigation involving a potential liability of a Campbell Group Member of C$250,000 or more;

                           (3) copies of any material notices received under any Environmental Law in relation to a Project or under a Project Document; and

                           (4)      notice of any Material Adverse Change;

                  (h) CONDUCT OF BUSINESS: it will ensure that each Campbell Group Member carries on and conducts its business in a proper and efficient manner and in accordance with all applicable laws of each jurisdiction in which it carries on its business;

                  (i) CORPORATE BUDGET: it will ensure that each Campbell Group Member conducts its business substantially in accordance with the Project Cashflow Model and Capital Schedule; and

                  (j) CORPORATE EXISTENCE: it will ensure that each Campbell Group Member maintains its corporate existence and not permit any material alteration to its Constituent Documents without the Agent's consent.

         9.3      REPORTING

                  Each of MSV and Campbell agree to provide to the Agent for the duration of the Facility:

                  (a) FINANCIAL STATEMENTS: within 120 days, or any lesser period required under any Law, of the end of Campbell's financial year, a copy of the audited consolidated financial statements for Campbell and its subsidiaries for the financial year prepared in accordance with the relevant accounting standards;

                  (b) MANAGEMENT ACCOUNTS: within 45 days of each Quarterly Date, a copy of the unaudited quarterly consolidated management accounts for Campbell and its subsidiaries prepared in accordance with the relevant accounting standards, including profit and loss account, cashflow statement and balance sheet;

                  (c) MONTHLY REPORTS: before the first day on the subsequent month, on a confidential basis, a cashflow and liquidity report setting out the month's opening cash balances, expenditures during the month, closing balances, forecast expenditures, cash inflows of the Campbell Group over the next 6 months and for the period covered by the Project Cashflow Model and

                           Capital Schedule, a comparison of expenditure with the Project Cashflow Model and Capital Schedule;

                  (d) RELEASES TO THE EXCHANGE: copies of all press releases and all documents issued by Campbell to the Exchange, any securities commission or its shareholders, at the same time as or as soon as practicable after their issue; and

                  (e) OTHER INFORMATION: any other information about the financial condition or state of affairs of a Transaction Party or the Project as the Agent may request.


         9.4 UNDERTAKING BY CAMPBELL IN RELATION TO SHARES, LISTING, SECURITIES LAWS, ETC

                  (a) At all times before and including the Final Conversion Date, Campbell must reserve and allot and conditionally issue out of its authorised capital that number of Shares as is sufficient to enable Campbell to meet its obligation to issue the Allocated Number of Shares under this agreement from time to time. All Shares acquired under this Agreement must be fully paid and non-assessable.

                  (b)      Campbell must:

                           (1) take all steps and actions and do all things that may be required to maintain the listing and posting for trading of the Shares on the Exchange until the Final Conversion Date, and must make application to list and reserve for issuance any additional number of Shares as are to be issued as a result of a Conversion;

                           (2) take all steps and actions and do all things that may be reasonably required to obtain from the Exchange the weighted average trading price of the Shares traded on the Exchange for each day in a given Trading Period and to provide this information to the Agent;

                           (3) take all steps and actions to do all things that may be required to maintain its status as a "reporting issuer" not in default of the requirements of the securities acts and regulations of all provinces of Canada where it is or may, from time to time, be a reporting issuer,

                           (4) make all requisite filings, registrations and notices, including those required to be made with the appropriate securities commissions and the Exchange, and Campbell must pay all corresponding fees;

                           (5) not take any action or omit to take any action which would have the effect of preventing a Holder from exercising its right to convert or from receiving any of the Shares on exercise; and

                           (6) promptly notify the Agent, whilst there is an Amount Owing, full particulars of any order of any securities regulatory authority preventing or suspending the offering, sale or trading of the securities of Campbell.

                  (c) If, in the opinion of counsel, any instrument (not including a prospectus) is required to be filed with, or any permission, order or ruling is required to be obtained from, any securities commission or similar regulatory authority or any other step is required under any federal or provincial law of a jurisdiction in which Campbell is a reporting issuer or equivalent thereof, before any securities or property which a Holder is entitled to receive under a Conversion may properly and legally be delivered on that Conversion, Campbell covenants that it will use its reasonable best efforts to file that instrument, obtain that permission, order or ruling or take all those other actions, at its expense, as is required or appropriate in the circumstances, but nothing in this clause requires Campbell to prepare a prospectus or a similar offering document.

         9.5      POST-CLOSING REGISTRATIONS AND OTHER OBLIGATIONS

                  Each of MSV and the Guarantors will ensure that:

                  (a) before 9 November 2004, it will arrange for the registration of the Meston Hypothec and the MSV Hypothec at the Land Register;

                  (b) before 31 December 2004, it will arrange for the registration of the Meston Hypothec and the MSV Hypothec at the MRN Register;

                  (c) it will take all steps and actions to do all things that may be required to maintain the registration of the Meston Hypothec and the MSV Hypothec at the Land Register and the MRN Register respectively,

                  (d) before 31 January 2005, it will arrange for the registrations of the 2001 Agreement and the June 2002 Agreement under MRN Register registration numbers 50327 and 50526 respectively to be removed, discharged or radiated or wherever else they appear in the MRN Register in respect of the Mineral Rights of MSV;

                  (e) within 3 Business Days after Lavery receives confirmation of the registration of the Campbell Hypothec, the MSV Hypothec and the Meston Hypothec at the Register of personal and movable real rights, Lavery provides the addressees of the Lavery Opinion with an update or restatement of the Lavery Opinion which states that the Finance Parties' security has been perfected and that there has been no adverse entry at the Register of personal and movable real rights; and

                  (f) within 5 Business Days after Michel Lusignan receives confirmation of:


                           (1) the registration of the MSV Hypothec and the Meston Hypothec at the MRN Register and the Land Register; and

                           (2) the discharge, removal or radiation of the 2001 Agreement and the June 2002 Agreement, or registration numbers 50327 and 50526 respectively from the MRN Register as referred to in clause 9.5(d),

                           Michel Lusignan provides:

                           (3) the addressees of the original MSV Titles Opinion with an update or restatement of the MSV Titles Opinion which states that:

                                    (A)      the only registered Charge against
                                             the Corner Bay Property (as those
                                             terms are defined in the MSV Titles
                                             Opinion)
                                             registered at the MRN Register
                                             (other than those in favour of a
                                             Finance Party), is the MSV NSR; and

                                    (B)      there has been no adverse entry at
                                             the MRN Register or the Land
                                             Register in respect of the property
                                             the subject of that opinion; and

                           (4) the addressees of the original Meston Titles Opinion with an update or restatement of the Meston Titles Opinion which states that there has been no adverse entry at the MRN Register or the Land Register in respect of the property the subject of the Meston Titles Opinion.

         9.6      TERM OF COVENANTS

                  MSV and each Guarantor (as applicable) must perform and observe the covenants in clauses 9.1, 9.2, 9.3 and 9.4 until all ECUs subscribed for have been Converted or the Amount Owing has been paid in full.


10       EVENTS OF DEFAULT

         10.1     TERMS OF DEFAULT

                  It is a Default, whether or not it is within the control of a Transaction Party, if:

                  (a) FAILURE TO PAY AMOUNT OWING: a Transaction Party fails to pay interest or any other part of the Amount Owing when due;

                  (b) FAILURE TO PAY OTHER AMOUNTS: a Transaction Party fails to pay any other amounts when due under the Transaction Documents and the failure is not remedied within 7 Business Days from the date on which the Agent gives MSV notice requiring the failure to be remedied;

                  (c) FAILURE TO PERFORM OBLIGATIONS: a Transaction Party fails to perform or observe any other obligation under any of the Transaction Documents and the failure is not remedied within 14 days from the date on which the Agent gives MSV notice requiring the failure to be remedied;

                  (d) DEFAULT UNDER PROJECT DOCUMENTS: a Transaction Party defaults in performing any material obligation under a Project Document and that default is not remedied within the period specified in the Project Document, or if no period is specified within 21 days;

                  (e) DEFAULT UNDER OTHER DOCUMENTS: a Campbell Group Member fails to perform any material obligation under any agreement, Surety Obligation or Encumbrance with or in favour of a person other than RMBI or the Agent relating to money borrowed or raised, and that failure is not remedied within 21 days;

                  (f) AMENDMENT TO PROJECT DOCUMENTS: there is a revocation or material adverse variation to any of the Project Documents and that revocation or variation is not reinstated or reversed within 21 days;

                  (g) VARIATION TO PROJECT: a Project is not operated or developed substantially in accordance with the Project Cashflow Model and Capital Schedule (as revised from time to time by the Transaction Parties and approved by the Finance Parties) and that failure is not remedied within 21 days;

                  (h)      ABANDONMENT: a Project is:

                           (1)      abandoned; or

                           (2) placed on a "care and maintenance" basis after the Project construction has been completed, without the Agent's prior written approval;

                  (i) MISREPRESENTATION: any representation or warranty made by a Transaction Party in any Transaction Document is breached in any material respect and the relevant circumstances (if capable of remedy) are not remedied within the period available to the Transaction Party under the relevant Transaction Document, or 14 days if no period is specified;

                  (j)      INSOLVENCY EVENT: an Insolvency Event occurs;

                  (k) ACCELERATION OF PAYMENTS: a Transaction Party does anything which constitutes an event, whatever called, which causes or enables the acceleration of a payment to be made under a Document, or the enforcement, termination or rescission of a Document;

                  (1) ENCUMBRANCE: an Encumbrance is enforceable against an asset of a Campbell Group Member;

                  (m) SURETY OBLIGATION: a Surety Obligation is enforceable against a Campbell Group Member;

                  (n) JUDGMENT: a judgment, order or execution in respect of an amount exceeding C$250,000 or its equivalent in another currency is made or levied, and not set aside within 30 days, against MSV or another Campbell Group Member or its assets or against any asset the subject of the Security and remains unpaid or unsatisfied after the time for payment has expired in accordance with the terms of the relevant process;

                  (o) AMENDMENT OF CONSTITUENT DOCUMENTS: a Constituent Document of a Campbell Group Member is amended in a manner which is prejudicial to a Holder, without the prior written consent of the Agent;

                  (p) VITIATION OF DOCUMENTS: all or part of a provision of a Document is illegal, void, voidable, unenforceable or otherwise of limited force or effect, or a person becomes entitled to terminate, rescind or avoid all or a material part or material provision of a Document;

                  (q) DE-LISTING ON THE EXCHANGE: the Shares cease to be listed for trading on the Exchange; or

                  (r) EXPROPRIATION OR CHANGE OF LAW: any of the following happens:

                           (1) any assets of a Campbell Group Member are compulsorily acquired by any Governmental Agency; or

                           (2)      a change in any law, regulation,
                                    Authorisation, official directive,
                                    instrument, undertaking, obligation or any other matter or thing occurs (including a variation to a Project Document or a restriction by a Governmental Agency on the exportation of Product), and, in the opinion of the Agent, the relevant matter might reasonably be expected to have a Material Adverse Effect.

         10.2     EFFECT OF DEFAULT

                  (a)      If a Default occurs, the Agent may:

                           (1)      demand immediate repayment of the Amount
                                    Owing; and

                           (2)      cancel the Commitment.

                  (b) If the Agent makes demand for payment under clause 10,2(a), the Agent may exercise its rights under the Security if payment is not made.

                  (c) Each Transaction Party is taken to have received formal notice to fulfil an obligation of that Transaction Party under the Transaction Documents by the mere lapse of time provided for performance of that obligation under the Transaction Documents, or by the occurrence of the Final Conversion Date or by any other cause provided by law.

         10.3     INDEMNITY BY MSV AND THE GUARANTORS

                  Without prejudice to any other provisions of this agreement, each of MSV and each of the Guarantors indemnify the Agent and each Holder from and against any claim, loss, damage or liability suffered by the Agent or the Holder arising from the failure of any Transaction Party to observe, perform or comply with any provision of a Transaction Document.

         10.4     REVIEW EVENTS

                  (a) If there is a change in Control of Campbell and Control passes to a person whom a Holder considers for any reason in its sole discretion to be undesirable, then the Holder has the right for a period of 60 days after the Agent receives notice of the change of Control to review its participation under the ECUs.

                  (b) If the Holder decides that it does not wish to continue its participation under the ECUs following the occurrence of the event referred to in clause 10.4(a), it must give notice to that effect to MSV. The notice must state a date (not to be earlier than 90 days from the date of service of the notice) by which the Agent requires the Amount Owing for each ECU held by the Holder to be paid in full. MSV must with respect to each ECU pay those amounts to the Holder in full on the date nominated in the notice. MSV may not Redeem any ECU under clause 4.2 at any time after a notice has been given by a Holder under this clause.

         10.5     UNDERTAKINGS BY FINANCE PARTIES ON REALIZATION OF SECURITY

                  (a) Subject to clause 10.5(b), if after an Event of Default occurs a Finance Party exercises a right to sell Secured Property which is the subject of a Royalty, it will sell that Secured Property subject to the rights of the holder of that Royalty, and will use reasonable endeavours to ensure that the buyer of that Secured Property undertakes to comply with the obligations of the relevant Transaction Party to the holder of the relevant Royalty.

                  (b) Despite clause 10.5(a), this clause 10.5 does not confer any right on any third party against the Finance Parties, or any obligation by the Finance Parties to any third party.


11       ILLEGALITY AND INCREASED COSTS

         11.1     ILLEGALITY

                  If an event occurs (including, but not limited to, a change in or the introduction, implementation, operation or taking effect of an applicable law, regulation, order, treaty or official directive or in the interpretation or administration of any of them by a Governmental Agency charged with the administration of them) which makes it unlawful, impossible or impracticable for a Holder to maintain or give effect to its obligations under this agreement the Holder may by notice to MSV appoint a date (which must not be a date less than 60 days after the date of the notice by the Holder) as the date on which the Amount Owing with respect to that Holder must be repaid in full.

         11.2     INCREASED COST

                  (a) If a Holder determines that it is affected by a change or proposed change in a law, regulation, order, treaty, official directive or request (whether or not having the force of law), or the interpretation or administration of any of them by a Governmental Agency, and that as a result (directly or indirectly):

                           (1) the effective cost to the Holder of making, funding or maintaining the Facility or performing an obligation under or in respect of the Transaction Documents is increased;

                           (2) an amount payable to the Holder or the effective return to the Holder under the Transaction Documents is reduced; or

                           (3) the Holder makes, or is required to make, a payment or forgoes interest or other return on or calculated by reference to:

                                    (A)      a sum received or receivable by it
                                             from MSV under a Transaction
                                             Document in an amount which the
                                             Holder considers material; or

                                    (B)      any capital or other amount which
                                             is or becomes directly or
                                             indirectly allocated by the Holder
                                             to its obligation to make, fund or
                                             maintain the Facility in an amount
                                             which that Holder considers
                                             material; or

                           (4) the Holder is restricted in its capacity to enter into, or is prevented from entering into, any other transaction with any consequence referred to in clause 11.2(a)(l), (2) and (3) or with any other cost or loss of return to the Holder, then and in each case described above:

                           (5) when it becomes aware of the relevant result and has calculated or otherwise determined the relevant effects, the Holder will notify MSV of the event;

                           (6) on demand from time to time by the Holder MSV must pay to the Holder the amount which compensates the Holder for the increased cost, reduction, payment or foregone interest or other loss of return or liability.

                  (b) If a Holder has acted in good faith it is no defence that a cost, increased cost, reduction or liability could have been avoided.

                  (c) A Holder may use any method it reasonably considers appropriate to determine an amount payable under clause 11.2(a) and, in the absence of manifest error, a certificate by an Authorised Officer of the Holder is conclusive and binding on MSV as to the amount payable.

12       INDEMNITIES

         12.1     GENERAL INDEMNITY

                  (a) Each Transaction Party indemnifies the Agent and each Holder against any claim, action, damage, loss (including currency exchange loss), liability, cost, expense or payment which the Agent or Holder pays, suffers, incurs or is liable for, in respect of the following:

                           (1) a payment required by an ECU Notice, not being made for any reason including, but not limited to, a failure by a Transaction Party to fulfil a condition precedent contained in part 2, but excluding a default by the
                                    Holder;

                           (2) a payment of interest being made on a date other than an Interest Payment Date, or another repayment or prepayment of all or part of the Amount Owing being made on a date other than the due date;

                           (3) a payment being made or received in a currency other than Canadian Dollars;

                           (4) the occurrence of a Default or Potential Default; or

                           (5) the Agent or a Holder exercising its Powers consequent on or arising out of the occurrence of a Default or Potential Default.

                  (b) Without limitation to the indemnity contained in clause 12.1 (a), that indemnity includes the amount determined by the Holder as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Holder to fund or maintain the Issue Price and includes, but is not limited to, loss of margin.

         12.2     FOREIGN CURRENCY INDEMNITY

                  If at any time:

                  (a) the Agent or a Holder receives or recovers any amount payable by a Transaction Party for any reason including but not limited to:

                           (1)      any judgment or order of any Governmental
                                    Agency;

                           (2)      any breach of any Transaction Document;

                           (3)      the liquidation or bankruptcy of a
                                    Transaction Party or any proof or claim in that liquidation or bankruptcy; or

                           (4) any other thing into which the obligations of a Transaction Party may have become merged; and

                  (b)      the Payment Currency is not in the Relevant Currency,

                  Each Transaction Party indemnifies the Agent and the Holder against any shortfall between the amount payable in the Relevant Currency and the amount actually received or recovered by the Agent or the Holder, after the Payment Currency is converted or translated into the Relevant Currency under clause 12.3.

         12.3     CONVERSION OF CURRENCIES

                  In making any currency conversion under clause 12.2, the Agent or the Holder may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at the times it thinks fit.

         12.4     CONTINUING INDEMNITIES AND EVIDENCE OF LOSS

                  (a) Each indemnity of a Transaction Party contained in this agreement is a continuing obligation of a Transaction Party despite:

                           (1)      a settlement of account; or

                           (2)      the occurrence of any other thing,

                           and remains in full force and effect until:

                           (3) all money owing, contingently or otherwise, under all Transaction Documents has been paid in full;

                           (4)      the Amount Owing is fully and finally
                                    repaid; and

                           (5) each of the Transaction Documents has been finally discharged.

                  (b) Each indemnity of a Transaction Party contained in this agreement is an additional, separate and independent obligation of that Transaction Party and no one indemnity limits the generality of another indemnity.

                  (c) Each indemnity of a Transaction Party contained in this agreement survives the termination of a Transaction Document.

                  (d) A certificate signed by an Authorised Officer of the Agent or the Holder detailing the amount of damage, loss, liability, cost, expense or payment covered by any indemnity in this agreement is prima facie evidence of the matter certified.

13       FEES, TAX, COSTS AND EXPENSES

         13.1     ARRANGEMENT FEE

                  MSV must pay to the Agent the Arrangement Fee on the date this agreement is entered into.

         13.2     COMMITMENT FEE

                  MSV must pay to the Agent, as consideration for making available the Facility, a commitment fee which is equal to 1% per annum of the sum of Issue Prices for each ECU available but unissued from time to time for the period from the date of this agreement to the end of the Availability Period, payable quarterly in arrears during the Availability Period with the first payment due on the earlier of the date 3 months after the date this agreement is entered into and the date all ECUs have been issued, and the last payment due on the last day of the Availability Period (which amount is not refundable in any circumstances).

         13.3     TAX

                  (a) Each Transaction Party must pay any Tax, in respect of the execution, delivery, performance, release, discharge, amendment, enforcement or attempted enforcement or otherwise in respect of the following:

                           (1)      a Transaction Document;

                           (2) an agreement or document entered into or signed under a Transaction Document; and

                           (3)      a transaction contemplated under a
                                    Transaction Document or an agreement or
                                    document described in clause 13.3(a)(2).

                  (b) Each Transaction Party must pay fines, penalties or other costs in respect of a failure to pay a Tax described in clause 13.3(a) except to the extent that a fine, penalty or other cost is caused by the Agent's failure to lodge money received from MSV before the due date for lodgement.

                  (c) Each Transaction Party indemnifies the Agent and each Holder against an amount payable under clause 13.3(a) or 13.3(b) or both,

         13.4     COSTS AND EXPENSES

                  Each Transaction Party must pay all costs and expenses of the Agent and each Holder and any employee, Authorised Officer, agent or contractor of the Agent or the Holder in relation to:

                  (a) the negotiation, preparation, execution, delivery, stamping, registration, completion, variation and discharge of a Transaction Document;

                  (b) the enforcement, protection or waiver, or attempted enforcement or protection, of any rights under a Transaction Document;

                  (c) the consent or approval of the Agent or a Holder given under a Transaction Document; and

                  (d) any enquiry by a Governmental Agency involving any Transaction Party, including, but not limited to, reasonable administration costs of the Agent or the Holder in connection with the matters referred to in clause 13.4(b) and (d) and legal costs and expenses and professional consultants' fees for any of the above on a foil indemnity basis.


14       SAVING PROVISIONS

         14.1     NO MERGER OF SECURITY

                  (a) Nothing in this agreement merges, extinguishes, postpones, lessens or otherwise adversely affects any Power, Encumbrance or indemnity in favour of the Agent or a Holder.

                  (b) No other Encumbrance or Transaction Document held by the Agent or a Holder adversely affects any Power under this agreement.

         14.2     EXCLUSION OF MORATORIUM

                  To the extent not excluded by law, a provision of any legislation which at any time directly or indirectly lessens or otherwise varies or affects in favour of a Transaction Party, any obligations under this agreement or any Collateral Security, or stays, postpones or otherwise prevents or adversely affects the exercise by the Agent or a Holder of any Power, is negatived and excluded from this agreement and any Collateral Security and all relief and protection conferred on a Transaction Party by or under that legislation is also negatived and excluded.

         14.3     POWERS

                  (a) The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy.

                  (b) Where a Power is inconsistent with the rights, powers, authorities, discretions or remedies conferred by applicable law then, to the extent not prohibited by that law, those conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

         14.4     CONSENTS

                  Whenever the doing of any thing by a Transaction Party is dependent on the consent or approval of the Agent or a Holder, the Agent or Holder may withhold its consent or approval or give it conditionally or unconditionally in its absolute discretion unless expressly stated otherwise in a Transaction Document. Any conditions must be complied with by a Transaction Party.

         14.5     PRINCIPAL OBLIGATIONS

                  This agreement and each Collateral Security is:

                  (a) a principal obligation and is not ancillary or collateral to an Encumbrance (other than another Collateral Security) or other obligation however created; and

                  (b) independent of, and unaffected by an Encumbrance or other obligation however created which the Agent or a Holder may hold at any time in respect of the Amount Owing.

         14.6     NON-AVOIDANCE

                  If a payment by a Transaction Party to the Agent or a Holder is at any time avoided for any reason including, but not limited to, a legal limitation, disability or incapacity of or affecting a Transaction Party and whether or not:

                  (a) a transaction relating to the Amount Owing was illegal, void or substantially avoided; or

                  (b) any thing was or ought to have been within the knowledge of the Agent or the Holder,

                  each Transaction Party:

                  (c) as an additional, separate and independent obligation, indemnifies the Agent and each Holder against that avoided payment; and

                  (d) acknowledges that the liability of a Transaction Party under the Transaction Documents and the rights and remedies of the Agent and each Holder under the Transaction Documents are the same as if that payment had not been made.

         14.7     SET-OFF AUTHORISED

                  If a Transaction Party does not pay any part of the Amount Owing when due to a Holder, each Transaction Party authorises the Holder:

                  (a) to apply the credit balance in any currency in any account of a Transaction Party with a branch or office of the Holder towards satisfaction of that amount;

                  (b) in the name of a Transaction Party or of the Holder, to do any act or thing including, but not limited to, executing documents or effecting currency conversions which may be required to make an application under clause 14.7(a).

         14.8     CERTIFICATES OF AGENT AND HOLDER

                  A certificate signed by an Authorised Officer of the Agent or a Holder stating:

                  (a) the amount of the Amount Owing (whether currently due and payable or not) or any amount due and payable by a Transaction Party under a Transaction Document; or

                  (b) the opinion or determination of the Agent or the Holder as to any thing,

                  is prima facie evidence of amount or that opinion or determination (as the requires) at the date stated on the certificate failing that as at the date of that certificate.

         14.9     NO RELIANCE OR OTHER OBLIGATIONS AND RISH ASSUMPTION

                  Each Transaction Party acknowledges and confirms that:

                  (a) it has not entered into a Transaction Document in reliance on a representation, warranty, promise or statement made by the Agent or a Holder or a person on behalf of the Agent or the Holder;

                  (b) in respect of the transactions evidenced by a Transaction Document, the Agent and each Holder has no obligations other than those expressly set out in the Transaction Documents; and

                  (c) in respect of interest rates or exchange rates, the Agent and each Holder is not liable for:


                           (1)      movements in interest rates or exchange
                                    rates; or

                           (2) information, advice or opinions provided by the Agent or the Holder or a person on behalf of the Agent or the Holder, even if:

                                    (A)      provided at the request of a
                                             Transaction Party (it being
                                             acknowledged by each Transaction
                                             Party that such matters are
                                             inherently speculative);

                                    (B)      relied on by a Transaction Party,
                                             or

                                    (C)      provided incorrectly or
                                             negligently.

         14.10    ATTORNEY

                  If a Default occurs and while it is continuing, the Agent, each Holder and each of its Authorised Officers for the time being (each with a power to appoint a substitute or substitutes) is irrevocably appointed the attorney of a Transaction Party to:

                  (a)      execute and deliver all documents; and

                  (b) do all things (including the signing and lodging of proofs of debt and similar claims in the bringing and enforcing of legal proceedings, the compromise of disputes, the enforcement of each Transaction Document or any of them), which, subject to the provisions of the Transaction Documents, the attorney thinks requisite or desirable for the giving effect to the provisions of each Transaction Document.

         14.11    OPINION OF THE AGENT AND HOLDER

                  Where the Agent or a Holder is required or entitled under this agreement to form or hold an opinion or view, this may be formed or held on its behalf by a person authorised by the Agent or the Holder to act on its behalf in relation to this agreement or by its board of directors or by one or more Authorised Officers of the Agent or Holder.

15       GENERAL

         15.1     CONFIDENTIAL INFORMATION

                  The Agent and each Holder may, for the purpose only of exercising an enforcement Power arising after a Default occurs and while it is continuing, disclose to a person documents or records of, or information about, a Transaction Document, or the assets, business or affairs of a Transaction Party or other Campbell Group Member, whether or not confidential and whether or not the disclosure would be in breach of a law or of a duty owed to a Transaction Party or a Campbell Group Member.

         15.2     PERFORMANCE BY THE AGENT OF OBLIGATIONS

                  If a Transaction Party defaults in fully and punctually performing an obligation contained or implied in a Transaction Document, the Agent may, without affecting a Power do all things necessary or desirable, in the opinion of the Agent, to make good or attempt to make good that default to the satisfaction of the Agent.

         15.3     TRANSACTION PARTIES TO BEAR COST

                  Any thing which must be done by a Transaction Party under a Transaction Document, whether or not at the request of the Agent or a Holder, must be done at the cost of the Transaction Party.

         15.4     NOTICES

                  Any notice or other communication including, but not limited to, a request, demand, consent or approval, to or by a party to a Transaction Document:

                  (a) must be in legible writing and in English addressed as follows:

                           (1)      if to the Agent:

                                    Address:      Two London Bridge
                                                  London SE1 9RA
                                                  United Kingdom

                                    Attention:    Michael Schonfeld

                                    Facsimile:    int+ 44 207 939 1825

                                    with a copy to:

                                    Address:      143 Union Blvd., Suite 900
                                                  Lakewood, Colorado, 80228

                                    Attention:    Rick Winters

                                    Facsimile:    int+ 1 303 986 5136;

                           (2)      if to RMBI:

                                    Address:      158 Shelbourne Road
                                                  Dublin 4
                                                  Ireland

                                    Attention:    Des Brien

                           (3)      Facsimile:    int+ 35 31 670 2439;

                           (4)      if to a Transaction Party:

                                    Address:      Campbell Resources Inc.
                                                  1155, University Street,
                                                  Suite 1405
                                                  Montreal

                                                  Quebec H3B 3A7
                                                  Canada

                                    Attention:    Lucie Brun

                                    Facsimile:    int+ 514 875 9764,

                           or as specified to the sender by a party by notice;

                  (b) must be signed by an Authorised Officer or under the common seal of the sender;

                  (c) is regarded as being given by the sender and received by the addressee:

                           (1) if by delivery in person, when delivered to the addressee;

                           (2) if by post, 2 Business Days (if posted within a country) or 10 Business Days (if posted from one country to another) as the case may be, from and including the date of postage; or

                           (3) if by facsimile transmission, whether or not legibly received, on receipt of a transmission report confirming successful transmission without error or omission,

                           but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time) it is regarded as received at 9.00 am (addressee's time) on the following Business Day, and

                  (d) can be relied on by the addressee and the addressee is not liable to another person for the consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

         15.5     GOVERNING LAW AND JURISDICTION

                  (a) This agreement is governed by the laws of the Province of Quebec, Canada and the federal laws of Canada which apply in the Province of Quebec.

                  (b) Each Transaction Party and Finance Party irrevocably and unconditionally:

                           (1) submits to and accepts the non-exclusive jurisdiction of the courts of the Province of Quebec; and

                           (2) in respect of any legal proceedings brought in the Province of Quebec, waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

         15.6     PROHIBITION AND ENFORCEABILITY

                  (a) A provision of, or the application of a provision of, a Transaction Document or a Power which is prohibited in a jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

                  (b) A provision of, or the application of a provision of, a Transaction Document which is void, illegal or unenforceable in a jurisdiction does not affect the validity, legality or enforceability of that provision in another jurisdiction or of the remaining provisions in that or another jurisdiction.

         15.7     WAIVER AND VARIATION

                  (a) Waiver of a Power arising under, or a provision of, this agreement (including this clause) must be in writing and signed by the party granting the waiver.

                  (b) A failure or delay in exercise, or partial exercise, of a Power (arising on the occurrence of a Default or otherwise) does not operate as a waiver of that Power or preclude another or further exercise of that or another Power.

                  (c) The variation of a term of this agreement must be in writing and signed by the parties.

         15.8     ATTORNEYS

                  Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

         15.9     COUNTERPARTS

                  This agreement may be signed in any number of counterparts and all counterparts together constitute one and the same instrument.

         15.10    LANGUAGE

                  The parties to this agreement have expressly required that this agreement and all deeds, documents and notices relating to it, be drafted in the English language. Les parties aux presentes ont expressement exige que la presente convention et que les autres contrats, documents ou avis, qui sont afferents soient rediges en langue anglaise.

         15.11    SUPERIOR FORCE

                  The obligations of MSV under any of the Transaction Documents will not be reduced, limited or cancelled by reason of the occurrence of an event of force majeure, MSV expressly assuming the risk of superior force. For the purposes of this clause 15.11, force majeure means an unforeseeable and irresistible event including external causes with the same characteristics.


16       PROVISIONS IN RELATION TO THE AGENT

         16.1     AGENT NOT LIABLE

                  The Agent is not, and its directors, officers, employees are not, liable to the Holders for:

                  (a) any loss or damage occurring as a result of it exercising, failing to exercise or purporting to exercise any Power under this agreement or in relation to the Transaction Documents;

                  (b) the default, negligence or fault of any (other) agent or attorney of the Agent whether or not the employment or appointment of the other agent or attorney was necessary or expedient;

                  (c)      any mistake or omission made by it;

                  (d) any other matter or thing done, or not done, in relation to this agreement or the other Transaction Documents;

                  (e) any absence of, or defect in title or for its inability to exercise any of its Powers under the Transaction Documents;

                  (f) any failure by a Transaction Party to perform its obligations under a Transaction Document;

                  (g) the financial condition or solvency of a Transaction Party or other Campbell Group Member;

                  (h) any statement, representation or warranty of a Transaction Party being incorrect or misleading in any respect;

                  (i) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document or any other certificate or document given under any of them; or

                  (j) the acts or omissions of the Agent or a receiver or receiver and manager,

                  except to the extent that the Agent and its directors, Authorised Officers and employees have been guilty of fraud or wilful misconduct or gross negligence.

         16.2     AGENT INDEMNITY

                  (a) Without prejudice to any right of indemnity given to it by law or equity (and in addition to, and without prejudice to, any other indemnity in part 12 or any other Transaction Document), the Agent is entitled to be indemnified out of any moneys from time to time received by the Agent under the Transaction
                           Documents:

                           (1) in respect of all reasonable liabilities and expenses (including any moneys paid or to be paid for, or incurred as a result of, the employment or appointment of any agent or any receiver or receiver and manager) incurred by any of them in the exercise of the Powers under this agreement or in relation to the Transaction Documents; and

                           (2) in respect of all reasonable actions, proceedings, costs, claims and demands arising in relation to this agreement or the Transaction Documents,

                           to the extent that the Agent has not been guilty of fraud or wilful misconduct or gross negligence, and the Agent may from time to time retain and pay out of any moneys recovered from the Transaction Documents an amount to satisfy that indemnity.

                  (b) If there are no moneys available for the Agent to satisfy its indemnity under clause 16.2(a), then each Holder severally indemnifies the Agent against its pro rata share (determined as at the date the relevant amount is incurred by the Agent) of the relevant amount, and must pay its share to the Agent within 3 Business Days of demand.

         16.3     QUEBEC SECURITY

                  For greater certainty, and without limiting the powers of the Agent under this agreement or under any other Transaction Document, MSV acknowledges that the Agent will, for the purposes of holding any security granted by MSV on property pursuant to the laws of the Province of Quebec to secure obligations of MSV in respect of all ECUs subscribed for and all other Secured Moneys (collectively, the OBLIGATIONS), be the holder of an irrevocable power of attorney (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Holders. The Holder irrevocably constitutes, to the extent necessary, the Agent as the holder of an irrevocable power of attorney (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by MSV in the Province of Quebec to secure the Obligations. Each assignee of the Holder will be deemed to have confirmed and ratified the constitution of the Agent as the holder of the irrevocable power of attorney referred to above, by execution of the relevant agreement of assignment by which the assignee takes the assignment Despite the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), the Agent may acquire and be the holder of any ECU. MSV acknowledges that each ECU constitutes a "title of indebtedness", as that term is used in Article 2692 of the Civil Code of Quebec.

SCHEDULE 1 - ECU NOTICE


         TO:      RMB International (Dublin) Limited (RMBI)

         A. This ECU Notice is given by MSV Resources Inc. (MSV) under an ECU facility agreement (ECU AGREEMENT) dated 26 October 2004 between MSV, Campbell Resources Inc, Meston Resources Inc., RMBI and RMB Resources Limited.

         B. Expressions used in this ECU Notice which are defined in the ECU Agreement bear the defined meanings.

         C.       MSV represents and warrants to RMBI that:

                  (1) as at the date of this ECU Notice, the representations and warranties referred to in clause
                           8.1 of the ECU Agreement are true and correct as though they had been made as at the date of this ECU Notice with respect to the facts and circumstances applicable at that time;

                  (2) since the end of the accounting period for the accounts referred to in clause 2.1(g), no event has occurred (and is continuing) which has or may have a Material Adverse Effect; and

                  (3) no Default or Potential Default has occurred and is continuing.

         D. MSV irrevocably requests RMBI under clause 3.1 of the ECU Agreement to credit the Issue Price for [INSERT NO. OF ECUS REQUESTED] ECUs, denoted by ECU Certificate no.[s] [INSERT ECU CERTIFICATE NO./NO.S] the subject of the ECU Agreement to the following bank account:

                           [INSERT BANK ACCOUNT DETAILS]




                  DATED:
                  SIGNED for and on behalf of
                  MSV RESOURCES INC.
                  by:

                  ------------------------
                  an Authorised Officer of MSV Resources Inc.

SCHEDULE 2 - ECU CERTIFICATE

                                      MSV RESOURCES INC.

                                       ECU CERTIFICATE

                  This is to certify that RMB International (Dublin) Limited
                  (RMBI) is the holder of one (1) secured exchangeable capital unit of C$500,000 (ECU) in MSV Resources Inc. (MSV).

                  The ECU is created and issued under an ECU facility agreement dated 26 October 2004 (ECU AGREEMENT) made between MSV, Campbell Resources Inc., Meston Resources Inc., RMBI and RMB Resources Limited.

                  The ECU is issued on the terms and conditions contained in the ECU Agreement and bears interest at the Rate specified in the ECU Agreement.

                  This ECU Certificate must be returned to MSV for cancellation on Conversion or redemption of the ECU or repayment of the Amount Owing (as defined in the ECU Agreement) in full.

                  The ECU may be Converted during the Conversion Period by completing and returning the attached notice to MSV.

                  The provisions of part 6 of the ECU Agreement apply to any transfer or assignment of the ECU.


                  DATED:
                  SIGNED for and on behalf of
                  MSV RESOURCES INC.
                  by:

                  ------------------------
                  an Authorised Officer of MSV Resources Inc.

                                CONVERSION NOTICE


To:      The Directors
         Campbell Resources Inc.

and to:  The Directors
         MSV Resources Inc.

both of: 1155, University Street, Suite 1405
         Montreal
         Quebec H3B 3A7
         Canada


NOTICE is given of the exercise by [name of Holder] of its right to Convert the [Principal Conversion Amount and/or Interest Conversion Amount] into Shares in accordance with clause [4.1/4.2/7.2] of the ECU facility agreement 26 October 2004 between MSV Resources Inc., Campbell Resources Inc., Meston Resources Inc., RMB International (Dublin) Limited and RMB Resources Limited.

The Conversion Date applicable to the Conversion is [        ].

[The Interest Payment Date applicable to the Conversion is [        ].

The Current Market Price applicable to the Conversion is [$        ].

[The Conversion Sum applicable to the Principal Conversion Amount is [       ].]




DATED:


SIGNED for and on behalf of [HOLDER]
by


------------------------
an Authorised Officer of [HOLDER].

SCHEDULE 3 - REDEMPTION NOTICE


         TO:      RMB International (Dublin) Limited (RMBI)

         FROM:    MSV Resources Inc.

         A. This Redemption Notice is given by MSV Resources Inc. (MSV) under an ECU facility agreement (ECU AGREEMENT) dated 26 October 2004 between MSV, Campbell Resources Inc, Meston Resources Inc., RMBI and RMB Resources Limited.

         B. Expressions used in this Redemption Notice which are defined in the ECU Agreement bear the defined meanings.

         C. MSV gives notice to RMBI under clause 4.2(a) that it elects to Redeem [INSERT NO. AND DESCRIPTION OF ECUS TO BE REDEEMED] ECU[S] by paying to the Agent:

                  (1)      the Issue Price for each ECU; and

                  (2) the interest which has accrued under the terms of this agreement on each of those ECUs,

                  on [INSERT A DATE THAT IS AT LEAST 20 BUSINESS DAYS FROM THE DATE OF THIS NOTICE].

         D.       MSV acknowledges that this notice is irrevocable.



         DATED:

         SIGNED for and on behalf of
         MSV RESOURCES INC.
         by:


         ------------------------
         an Authorised Officer of MSV Resources Inc.

SCHEDULE 4 - PERMITTED ENCUMBRANCES

         (a)      the Securities;

         (b)      any other Transaction Document which is an Encumbrance;

         (c) any Encumbrance granted over Movable Plant and Equipment in respect of Equipment Finance;

         (d) any Encumbrance arising under clause 3(c) of the agreement which sets out the Auramet Transaction; and

         (e) liens or charges arising by operation of law in the ordinary course of business in good faith including worker's or solicitor's liens or liens in favour of any Governmental Agency, but only for so long as there is no default in payment of any money or performance of any obligation secured by the relevant lien or charge, and not including any lien or charge arising due to the failure to observe any statute or contract.

EXECUTED BY THE PARTIES AS AN AGREEMENT.

SIGNED for and on behalf of
MSV RESOURCES INC.
by its attorney in the
presence of:



/s/ MICHEL BLOUIN                           /s/ ANDRE FORTIER
------------------------------------        ------------------------------------
Witness                                     Attorney



MICHEL BLOUIN                               ANDRE FORTIER
------------------------------------        ------------------------------------
Name (please print)                         Name (please print)



SIGNED for and on behalf of
CAMPBELL RESOURCES INC.
by its attorney in the
presence of:



/s/ MICHEL BLOUIN                           /s/ ANDRE FORTIER
------------------------------------        ------------------------------------
Witness                                     Attorney



MICHEL BLOUIN                               ANDRE FORTIER
------------------------------------        ------------------------------------
Name (please print)                         Name (please print)



SIGNED for and on behalf of
MESTON RESOURCES INC.
by its attorney in the
presence of:



/s/ MICHEL BLOUIN                           /s/ ANDRE FORTIER
------------------------------------        ------------------------------------
Witness                                     Attorney



MICHEL BLOUIN                               ANDRE FORTIER
------------------------------------        ------------------------------------
Name (please print)                         Name (please print)

SIGNED for RMB INTERNATIONAL
(DUBLIN) LIMITED by its Authorized
Signatories:



/s/ P.V.C. SMITH                            /s/ D. COETZEE
------------------------------------        ------------------------------------
Authorized Signatory                        Authorized Signatory



P.V.C. SMITH                                D. COETZEE
------------------------------------        ------------------------------------
Name (please print)                         Name (please print)



SIGNED for RMB RESOURCES LIMITED
by its Authorized Signatories:




------------------------------------        ------------------------------------
Authorized Signatory                        Authorized Signatory




------------------------------------        ------------------------------------
Name (please print)                         Name (please print)

SIGNED for RMB INTERNATIONAL
(DUBLIN) LIMITED by its Authorized
Signatories:




------------------------------------        ------------------------------------
Authorized Signatory                        Authorized Signatory




------------------------------------        ------------------------------------
Name (please print)                         Name (please print)



SIGNED for RMB RESOURCES LIMITED
by its Authorized Signatories:



/s/ M.L. SCHONFELD                          /s/ STUART GREENE
------------------------------------        ------------------------------------
Authorized Signatory                        Authorized Signatory



M.L. SCHONFELD                              STUART GREENE
------------------------------------        ------------------------------------
Name (please print)                         Name (please print)